                                                                  Exhibit 10.16

                                 LEASE AGREEMENT


                                 by and between


                           EAGLE TRADE CENTER, L.L.C.,
                      A Delaware Limited Liability Company

                                   as Landlord


                                       and


                           THE WILLIAM CARTER COMPANY,
                           A Massachusetts Corporation

                                    as Tenant


                          Dated as of January 17, 2003

                                TABLE OF CONTENTS

                                                                                         Page
1.    Premises, Term and Termination Option...............................................1

2.    Base Rent and Security Deposit......................................................5

3.    Use and Compliance with Laws........................................................6

4.    Operating Expenses..................................................................8

5.    Landlord's Repairs.................................................................13

6.    Tenant's Repairs...................................................................13

7.    Alterations .......................................................................15

8.    Signs .............................................................................17

9.    Inspection  .......................................................................19

10.   Utilities .........................................................................19

11.   Assignment and Subletting .........................................................20

12.   Insurance, Fire and Casualty Damage; Waiver of Subrogation ........................23

13.   Liability .........................................................................25

14.   Condemnation.......................................................................27

15.   Relocation.........................................................................27

16.   Surrender and Holding Over.........................................................27

17.   Quiet Enjoyment....................................................................28

18.   Events of Default .................................................................28

19.   Remedies...........................................................................29

20.   Subordination .....................................................................33

21.   Waiver of Jury Trial...............................................................34

22.   Mechanic's Liens ..................................................................34

23.   Rent Payments and Notices..........................................................34

24.   Environmental Requirements.........................................................36

25.   Rules and Regulations..............................................................38

26.   Courtesy Patrols...................................................................38

27.   Parking............................................................................38

28.   Miscellaneous .....................................................................40

29.   Leasing Options....................................................................42

30.   Purchase Option....................................................................49

31.   Zoning.............................................................................50

32.   Confidentiality....................................................................50

33.   Satellite..........................................................................50

34.   Backup Generator and Fuel Tank.....................................................51

35.   Usury..............................................................................52

36.   Exhibits and Attachments.......................................................... 52

37.   Fax Counterparts...................................................................53

                                 LEASE AGREEMENT

STATE OF GEORGIA

COUNTY OF HENRY

     This Lease Agreement (this "LEASE") is made as of the 17th day of January, 2003, by and between Eagle Trade Center, L.L.C., a Delaware limited liability company, hereinafter referred to as "LANDLORD," and The William Carter Company, a Massachusetts corporation, hereinafter referred to as "TENANT".

1.   PREMISES, TERM, AND TERMINATION OPTION.

     a. PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord that portion of the building located at Eagle's Landing Trade Center 3, Stockbridge, Henry County, Georgia (the "BUILDING"), known as Suite 100, containing approximately 505,000 square feet, as determined by Landlord and as shown on EXHIBIT A attached hereto (the "PREMISES"), which square footage includes a pro rata share of the Building's electrical and sprinkler room for the amount of square footage leased. The Building is situated on the land described in EXHIBIT B attached hereto (the "LAND"), and the Land, the Building and all other structures, improvements, fixtures and appurtenances now or hereafter placed, constructed or included on or appurtenant to the Land, unless otherwise defined in the Lease, is hereinafter called the "PROJECT". The Project is currently known as Eagle's Landing Trade Center 3, and is more particularly described on EXHIBIT C attached hereto. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass tout of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

          In addition to the Premises, Landlord hereby grants to Tenant and its agents, employees, customers and invitees a non-exclusive right and easement to the use of those areas provided for the common use or benefit of all tenants of the Building and the public such as corridors, foyers, entryways, driveways, parking areas, all access and egress roads, and any and all other similar facilities (the "COMMON AREAS"). All Common Areas described above shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right and responsibility to construct, operate and maintain the Common Areas in good condition and repair and to monitor and provide safe and secure ingress and egress in a manner and to the extent that is standard for buildings of similar class, size, and location.

     b. TERM. To have and to hold the same for a term (the "TERM") commencing on the later of April 1, 2003 or as such date the Premises are substantially complete pursuant to EXHIBIT D attached hereto (the "COMMENCEMENT DATE") and ending eighty-four (84) months thereafter plus the number of days in any partial calendar month at the beginning of the Term of this

                                        1
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          Lease. Tenant acknowledges that it has inspected the Premises and the
          Building, and subject to Landlord's obligations under EXHIBIT D attached hereto, accepts the Premises the Building, and the Project in their present condition as suitable for the purpose for which the Premises are leased. Taking of possession of the Premises by Tenant shall establish that the Premises, the Building and the Project are in good and satisfactory condition on the date possession was taken, subject to punchlist items (to be completed by the Landlord within sixty 60 days of agreement by Landlord and Tenant of the punchlist items), latent defects and warranties provided by the Contractor, as defined on EXHIBIT D. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Further, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business and Tenant hereby waives any implied warranty that the Premises are suitable for Tenant's intended purposes. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord an Acceptance of Premises Memorandum in the form of EXHIBIT E attached hereto. If the Commencement Date of this Lease is delayed pursuant to EXHIBIT D attached hereto, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "Commencement Date". The foregoing adjustment in the Commencement Date shall be Tenant's sole and exclusive remedy in the event possession of the Premises is not tendered to Tenant on the Commencement Date set forth above.

     c. TERMINATION OPTION. Tenant shall have the right to terminate this Lease as of the last day of the 48th, 60th and 72nd months of the Term of this Lease if:

                 (i) TENANT Gives no less than nine (9) months prior written notice to Landlord (the "TERMINATION NOTICE");

                 (ii) Tenant is not in default under the Lease beyond any applicable notice and cure period at the time Tenant provides the Termination Notice to Landlord;

                 (iii)   Except for a Permitted Transfer, as defined below in
                         Section 11.b., No part of the Premises has been subleased or assigned for a period beyond the termination date (except in the event that Tenant has the right to terminate such sublease as of the applicable terminate date) at the time Tenant provides the Termination Notice to Landlord and as of the termination date;

                 (iv) Tenant's termination notice includes the following termination fee (with Base Rent calculated based upon the Base Rent for the month in which the termination will occur):

                          End of 48th month: three (3) months Base Rent plus Unamortized Expenses
                          End of 60th month: two (2) months Base Rent plus Unamortized Expenses
                          End of 72nd month: one (1) month's Base Rent plus Unamortized Expenses

                 "UNAMORTIZED EXPENSES" means the unamortized portion of each of the following if paid for by Landlord in connection with this
                 Lease: (i) brokerage commissions, (ii) the costs for the Additional Improvements, as defined in Section 1.d.(i)(D),
                 (iii) Excess Costs (as defined in EXHIBIT D) that are amortized as provided in EXHIBIT D to this Lease all of

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                 which shall be fully and evenly amortized on a straight line basis over a period equal to 120 months MINUS the number of days from the Commencement Date until the date of the execution by Landlord and Tenant of the amendment to this Lease that documents the addition of such amounts to the Base Rent payments. The amount of the foregoing costs shall be set forth on the Acceptance of Premises Memorandum to be executed by Landlord and Tenant, the form of which is attached hereto as EXHIBIT E. The parties acknowledge and agree that the termination fee is being paid in consideration for Tenant's right to accelerate the acceleration of the termination date and not as a penalty. Tenant shall remain liable for all Base Rent and other sums due under the Lease up to and including the effective date of the termination even though billings for such may occur subsequent to the effective date of the termination. In the event Tenant leases additional space in the Building, the termination fee shall be adjusted to include similar unamortized costs and expenses incurred by Landlord as illustrated above in connection with such additional space, amortized over the initial Term of this Lease and First Extension Term applicable to such space on the date Tenant commences payment of Base Rent for such space. If Tenant fails to timely pay the termination fee as provided above, the Termination Option shall terminate and shall be of no further force or effect and this Lease shall continue in full force and effect.

          d. CONTRACTION OPTION. Provided that no event of default then exists after expiration of all applicable notice and cure periods, THEN Tenant (but not any assignee or sublessee) shall have the one time right and option (the "CONTRACTION OPTION") to reduce the square footage under this Lease, by written notice delivered to Landlord prior to the expiration of the fifteenth (15th) calendar month of the initial Term.

                 (i) TERMS OF CONTRACTION OPTION. Tenant may reduce the size of the Premises in increments of 50,000 square feet (or such similar amounts as may be required in order to maintain the integrity of the space plan for the Building), provided that if Tenant elects to so reduce the size of the Premises:

                         (A) the space which may be removed from the Premises must be taken from the approximately 250,000 square foot space in the back half of the Premises and representing the half of the Building that is not adjacent to the Tenant's office space (the "CONTRACTION SPACE");

                         (B) the remaining space in the Premises after reduction by removal of the Contraction Space shall be no less than 255,000 square feet and no more than 405,000 square feet;

                         (C) any Contraction Space that remains a part of the Premises after the expiration of the Contraction Option shall continue to be a part of the Premises and Tenant accepts same in its "as-is, where-is" condition;

                         (D) Upon Tenant's written request delivered to Landlord concurrently with Tenant's notice regarding its exercise or waiver of the Contraction Option and no later than the expiration of the fifteenth month of the Term of this Lease, Landlord shall complete tenant improvements requested by Tenant, subject to the terms of this paragraph 2. Without limiting the scope of the improvements that may be requested by Tenant at the time, the improvements for the Contraction Space that remains a part of the Premises (or, alternatively, if the Tenant does not elect to exercise the Contraction Option, then the improvements for the entire Contraction Premises) shall, if requested by Tenant include the improvements described on EXHIBIT D-1.C. attached hereto (the improvements listed on EXHIBIT D-1.C. and any other improvements requested by Tenant are collectively referred to as the "ADDITIONAL IMPROVEMENTS");

                         (E) Landlord will use commercially reasonable efforts to complete the Additional Improvements within 120 days of the approval of the construction working drawings by Landlord and Tenant, which time will be extended as commercially reasonable to accommodate the scope of the Additional Improvements and which time will be extended for Tenant Delays and force majeure, both as defined on EXHIBIT D;

                         (F) The Cost of the tenant improvements listed in EXHIBIT D-1.D. shall be paid by Landlord and shall not be added to Tenant's Base Rent. Notwithstanding the foregoing, the then unamortized value of such costs shall be included in amounts due to Landlord following a default by Tenant under this Lease (after expiration of all applicable notice and cure periods).

                         (G) The cost of the Additional Improvements listed in EXHIBIT D-1.C. shall be paid by Tenant to Landlord upon the substantial completion thereof or, upon request by Tenant, Landlord will add the cost of such Additional Improvements (not to exceed $2,000,000.00) to the Tenant's Base Rent payments so that the cost of such Additional Improvements will be fully amortized over the then remaining term of the initial Term of the Lease and the term of the First Renewal Option (approximately 105 months) at an interest rate of ten percent (10%). If the Tenant does not exercise the First Extension Option, or if this Lease is terminated at any time prior to the scheduled expiration of the First Extension term the Tenant shall immediately upon the earlier of the expiration of the initial 84-month Term of this Lease or such earlier termination of this Lease, pay to Landlord the remaining principal for such amortized Additional Improvements that would have been due and payable absent such expiration or termination (excluding interest that would have accrued after such accelerated payment);

                         (H) All other improvements not listed in EXHIBIT D-1 or beyond the scope of EXHIBIT D-1 shall be paid for by Tenant prior to the construction thereof.

                         (I) Landlord, at its sole cost and expense, shall have the right to approve the configuration of the remaining Premises which approval shall not be unreasonably withheld. All space remaining in the Premises shall be contiguous and shall be configured in a manner that maximizes Landlord's leasing potential for the remainder of the space in the Building (including, without limitation consideration of the effect of the configuration upon automobile parking, trailer parking, access, security and guard shack access for Tenant and other potential tenants of the Building). Without limitation, Landlord may require the increase or decrease of the size of the Contraction Space (not to exceed 10% of the applicable space) in order to properly fit the applicable space into the design of the Building. For example, and without limitation, the configuration of the Contraction Space shall not reduce the dock capacity of or access to the Building or unreasonably reduce the marketability of the Building so long as Landlord does not reduce Tenant's ability to secure its truck court on one side of the Building with fencing and a guard shack.

                         (J) Tenant shall have no option to reduce the space covered by this Lease after the expiration of the Contraction Option; and

                         (K) Failure of Tenant to deliver a notice of its election to reduce the size of the Premises within the required time period shall be deemed a termination by Tenant of the Contraction Option in which case the Lease shall continue to cover the 505,000 square feet as set forth in this Lease. If Tenant does not so elect to reduce the size of the Premises, then beginning on the first days of the sixteenth (16th) month of the Term of this Lease, all calculations under this Lease (including Tenant's Proportionate Share, Tenant's Base Rent and Tenant's additional rent) shall be calculated using 505,000 square feet In the Premises.

                         (L) Within thirty (30) days of the exercise, expiration or termination of the Contraction Option and prior to the commencement of the construction of the Additional Improvements, Landlord and Tenant will execute an amendment to this Lease and a work letter to document the foregoing.

     e. OTHER OPTIONS. Extension, Expansion and Purchase options are granted to Tenant under Section 30 of this Lease.

2.   BASE RENT AND SECURITY DEPOSIT.

     a. BASE RENT. Tenant agrees to pay to Landlord rent (the "BASE RENT") for the Premises in advance, without demand, deduction or set off, as follows:

          Months 1 through 15: $2.05 per square foot per year based upon 255,000 rsf for a total annual base rental of $522,750.00 payable in monthly installments of $43,562.50 each (provided Base Rent for months 1 through 3 shall be abated so long as no Event of Default then exists under this Lease

          Months 16 through 24: The following amounts per square foot per year based upon the square footage in the Premises after the Contraction Date, which amounts shall be payable on a monthly basis:

                                       PRICE PER SQUARE
                 SQUARE FEET            FOOT PER YEAR
                 -----------            -------------
                   505,000                 $ 1.75
                   405,000                 $ 1.85
                   355,000                 $ 1.90
                   305,000                 $ 2.00
                   255,000                 $ 2.05

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          Months 25-84: On the first day of months 25, 37, 49, 61 and 73 the
          Base Rent shall be increased by $0.10 per square foot per year, which amounts shall be payable on a monthly basis.

          A monthly installment of $43,562.50 shall be due and payable on the date hereof and the remainder of the monthly installments set forth above shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the Term of this Lease. The rental payment for any fractional calendar month at the commencement or end of the Term of this Lease shall be prorated and shall be payable on the first day of such partial month. The Base Rent is a "net" rental rate and does not include property taxes, insurance or building and Common Areas maintenance charges, all of which shall be paid by Tenant as more particularly set forth below in
          Section 4 of this Lease.

     b. SECURITY DEPOSIT. Tenant shall not be required to provide a security deposit for this Lease.

3.   USE AND COMPLIANCE WITH LAWS.

     a. Use. The Premises may be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and or distributed by Tenant and for such other lawful purposes in accordance with the applicable zoning requirements and ordinances. Notwithstanding the foregoing, Tenant may use the premises for limited and occasional retail purposes provided (a) such use may not violate any applicable laws, zoning ordinances or other rules or regulations and (b) Tenant must be the only tenant in the Building. If there is ever another tenant in the Building, retail use of any type must be approved in writing by Landlord using commercially reasonable judgment. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, provided Tenant may park trucks, trailers, and other vehicles in the truck court or other areas designated by Landlord for trailer storage, subject to the fooling requirements: (i) all trucks, trailers and other vehicles shall be parked in an organized manner with a neat appearance; (ii) no vehicle shall remain parked at the Premises for more than one week; (iii) Tenant shall comply with all applicable rules, regulations and laws, including all local zoning ordinances that relate to the parking of vehicles at the Premises;
          (iv) Tenant shall not permit the parking of vehicles, trucks or trailers on any streets or access routes to the Premises; and (v) Tenant shall comply with the reasonable rules and regulations of Landlord relating to parking and ingress and egress to the Premises. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for Tenant's operations.

          Tenant shall, at Tenant's sole expense, promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises and related to Tenant's use or occupancy thereof. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor allow pests or vermin in the Premises nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective

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          premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Upon obtaining actual knowledge, Tenant shall immediately notify Landlord of the presence of any prohibited items on or around the Premises.

     b. COMPLIANCE WITH LAWS. Tenant, at Tenant's sole cost and expense, shall comply with all current and future federal, state, municipal and other laws and ordinances applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all environmental laws and regulations applicable to Tenant's use of the Premises; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate increased and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which would appreciably damage Landlord's goodwill or reputation, or injure or depreciate the value of the Building. Notwithstanding the foregoing, nothing in this Section 3.b. shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant. Landlord, at Landlord's sole cost and expense, shall comply with all current and future federal, state, municipal and other laws and ordinances applicable to the Building and the parcel of which the Building is a part (except to the extent such compliance is the responsibility of Tenant under the terms of this paragraph), the employees, agents, visitors and invitees of Landlord, including, without limitation, all environmental laws and regulations.

     c. DISABILITY LAWS. Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises (excluding the initial Tenant Improvements and the Additional Improvements), (2) any improvements required for the Building that are required due to Tenant's use of the Premises, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, and (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant. Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the Building (except to the extent such compliance is Tenant's responsibility under the terms of this paragraph). Neither party shall be in default under this SECTION 3.c. for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws and such contest or compliance effort could not result in the imposition of fines or penalties against the other party. As used herein, "DISABILITY LAWS" means Title III of The Americans With Disabilities Act of 1990 and all other similar local laws, ordinances and regulations, all as amended from time to time.

4.   OPERATING EXPENSES.

     a. TENANT'S PROPORTIONATE SHARE. During the Term, Tenant agrees to pay as additional rental Tenant's Proportionate Share (hereinafter defined) of all Operating Expenses (hereinafter defined) for the Project. "TENANT'S PROPORTIONATE SHARE" as used in this Lease shall mean a fraction, the numerator which is the square feet of space contained in the Premises and the denominator of which is the square feet of space contained in the Building, which fraction shall be adjusted from time to time based upon changes in the square footage in the Premises leased by Tenant. Notwithstanding the foregoing, (i) prior to the expiration of the Contraction Option, as defined in Section 30 of this Lease, the numerator shall be the 255,000 and (ii) on and after the first day of the sixteenth full calendar month of the term of this Lease, the numerator shall be the total square feet then leased by Tenant.. Landlord shall fairly allocate expenses throughout the Project so that expenses that unequally benefit one or more tenants shall be appropriately allocated among the appropriate parties.

     b. OPERATING EXPENSES. The term "OPERATING EXPENSES" shall mean all expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Project, including but not limited to:

          (i)    maintenance and repair costs;

          (ii)   management fees not to exceed 2.5% of the annual gross rental;

          (iii) wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Project;

          (iv) all services, supplies, repairs, or other expenses for maintaining and operating all portions of the Project, including without limitation, repairs to paving and parking areas, roads, roofs, alleys and driveways, mowing, landscaping, exterior painting, utility lines, skylights, lighting, electrical systems and other mechanical and building systems from the property line to the point of connection into the Premises (but expressly excluding any capital improvements or replacements except to the extent permitted in subsection 4.b.(x) below);

          (v)    insurance premiums and commercially reasonable deductibles;

          (vi)   utilities for the Building that are not separately metered;

          (vii)  Taxes (hereinafter defined),

          (viii) insurance deductibles, security services (without implying any duty for Landlord to provide any security services), if any;

          (ix) trash collection; upgrades, changes in, or additions to water and sewage; assessments due to deed restrictions or restrictive covenants, paving assessments, owners' associations, and other similar assessments that accrue against the Project, whether the same are now or hereafter applicable to the Project; and

          (x) additions or alterations made by Landlord to the Project in order to comply with applicable laws or that are intended to reduce the operating costs of the Project; provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized over the estimated useful life of the item, as reasonably determined by Landlord in accordance with sound management practices, consistently applied ("CAPITAL EXPENSES").

          The foregoing list does not in any way relieve Tenant of its repair obligations under paragraph 6. Operating Expenses shall NOT include:

          (i) repairs, restoration or other work occasioned by fire, windstorm or other casualty to the extent covered by insurance maintained by Landlord or required to be maintained by Landlord;

          (ii)   expenses incurred in leasing to or procuring of tenants;

          (iii)  leasing commissions;

          (iv)   advertising expenses;

          (v)    expenses for the renovating of space for new tenants;

          (vi) interest, principal, loan fees, penalties or other payments on any mortgage on the Project;

          (vii) compensation paid to any employee of Landlord above the grade of building superintendent;

          (viii) any depreciation allowance or capital expenses except to the extent permitted above in Section 4.b.(x);

          (ix) costs to correct defects in the initial construction of the Building, including any repair or correction of latent defects or any structural repairs (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in light of their specifications);

          (x) any cost or expenditure for which Landlord is reimbursed by sources other than tenants of the Project, by insurance proceeds or otherwise;

          (xi) the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant;

          (xii) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

          (xiii) legal and accounting fees associated with the creation and operation of the entity which constitutes Landlord or that are solely for the benefit of Landlord (as

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                 opposed to generally for the benefit of the Project) such as for collecting delinquent rents, preparing tax returns for the entity constituting Landlord (as opposed to accounting for the Project);

          (xiv) the wages or fringe benefits payable to any employee of Landlord other than engineers who provide services related directly to the management, maintenance, operation or repair of the Project; and

          (xv) Any other expenses that under Generally Accepted Accounting Practices, consistently applied, would be required to be treated as capital items (except to the extent such items are permitted by Section 4.b.(x).

     c. TAXES. "TAXES" shall mean (i) all real estate taxes and other taxes or assessments which are levied by a taxing authority with respect to the Project or any portion thereof, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes, and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises or the Project. Taxes shall not include Landlord's net income taxes, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax is imposed in lieu of any portion of Taxes, or any interest or charges due to Landlord's failure to timely pay Taxes.

     d. OPERATING EXPENSE PAYMENTS. Beginning with the fourth calendar month following the Commencement Date of this Lease (which payment shall also include payment for any partial month at the beginning of the Term of this Lease) and on the first day of each following month of the Term of this Lease, Tenant shall pay to Landlord an amount equal to 1/12 of the estimated annual cost of Tenant's Proportionate Share of Operating Expenses (the "OPERATING EXPENSE PAYMENTS"). Tenant shall not be required to pay Tenant's Proportionate Share of Operating Expenses during the first three calendar months after the Commencement Date. In the event the Building is not one hundred percent (100%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be "grossed up" by increasing the variable components of Basic Operating Costs to the amount which Landlord projects would have been incurred had the Building been one hundred percent (100%) occupied during such year, such amount to be annualized for any partial year. The foregoing "gross-up" provision shall not apply to electrical costs or to Taxes or to any other items that do not vary with occupancy. For the first fifteen months of the Lease, the Building shall be deemed to be fifty-one percent (51%) occupied.

     e. CAP ON CONTROLLABLE OPERATING EXPENSES. The initial Operating Expense Payments for 2003 are currently estimated to be $0.53 per square foot per year, including an estimate of $0.07 per square foot per year for Controllable Operating Expenses, and shall be increased or decreased annually to reflect the projected actual cost of all such items. For purposes of calculating Operating Expenses, the aggregate Operating Expenses (exclusive of Non-Controllable Operating Expenses as defined below) for a calendar year shall not increase by more than eight percent (8%) on a cumulative basis per year from the greater of (i) $35,350.00 or (ii) the actual costs for Controllable Items for calendar year 2004.. For example, if aggregate Controllable Operating Expenses are $100 for the year 2004, the maximum Controllable Operating Expenses for the years 2005 through 2007 would be as follows: 2005 - $108; 2006 - $116.64; 2007 - $125.97.

     f. "CONTROLLABLE OPERATING EXPENSES" means all Operating Expenses for the Building except (i) building insurance premiums, (ii) Common Area electricity and other utility costs, (iii) Taxes, (iv) unforeseen assessments included in Operating Expenses or (v) repairs required under Section 6 of this Lease that are performed by Landlord either at Tenant's request or after failure of Tenant to make such repair. Landlord shall not receive reimbursement of more than one hundred percent (100%) of Operating Expenses and shall not recover any type of cost more than once.

     g. ESTIMATE OF COSTS. Landlord shall estimate the Operating Expenses of the Property and advise Tenant of Tenant's Proportionate Share thereof by December 31 of each calendar year, or as soon as practicable thereafter. If Landlord does not provide Tenant with an estimate of Tenant's Proportionate Share of Operating Expenses by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Tenant's Proportionate Share of Operating Expenses for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Operating Expenses based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within forty-five (45) days after receipt of an invoice therefor. Any overpayment shall be credited against the installment(s) of rent (including Base Rent and Tenant's Proportionate Share of Operating Expenses) next coming due under the Lease. Landlord may revise such estimates if it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project

     h. REPORT. Landlord shall deliver to Tenant a report for the previous calendar year by April 30 of each year or as soon as practicable thereafter, setting forth the actual Operating Expenses incurred and a statement of Tenant's Proportionate Share ("OPERATING EXPENSE REPORT"). If Tenant's total Operating Expense Payments for any calendar year are less than Tenant's Proportionate Share of Operating Expenses for such calendar year, then Tenant shall pay the difference to Landlord within forty-five (45) days after receipt of the Operating Expense Report. If Tenant's total Operating Expense Payments for any year are greater than Tenant's Proportionate Share of Operating Expenses for such year, then Landlord shall retain such excess and credit it against Tenant's next installments of rent (including Base Rent and Tenant's Proportionate Share of Operating Expenses), except during the last year of the Term of this Lease, in which event, Landlord shall, within thirty (30) days after delivery of the Operating Expense Report, refund any excess to Tenant provided that Tenant is not in default under this Lease. The obligations set forth in this Paragraph shall survive the termination of this Lease.

     i. AUDIT. Landlord shall maintain books and records so that they fairly and accurately reflect the Operating Expenses on a consistent basis and in accordance with sound management practices. Tenant, at Tenant's expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days' prior written notice (such written notice to be given within ninety (90) days following Tenant's receipt of Landlord's Operating Expense Report delivered in accordance with SECTION 4.e. to Landlord, to audit Landlord's books and records relating to Operating Expenses for the immediately preceding calendar year only. Without limitation upon the foregoing, Tenant's right to audit Landlord's books and records shall be subject to the following conditions:

            1. The audit must be concluded within one hundred twenty (120) days after Tenant's receipt of Landlord's Operating Expense Report for the year to which such audit relates;

            2. The conduct of such audit must not unreasonably interfere with the conduct of Landlord's business;

            3. Except for one audit during the first two years of the term of this Lease, no audit shall be allowed unless Basic Operating Costs for the calendar year in question have increased by more than eight percent (8%) over Basic Operating Costs for the immediately preceding calendar year;

            4. Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

            5. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) business days after its receipt by Tenant;

            6. No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

            7. Tenant shall reimburse Landlord for the reasonable cost of all copies requested by Tenant's auditor within ten (10) days following written demand for same by Landlord;

            8. Such audit must be conducted by an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of EXHIBIT I attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

            9.   No subtenant shall have the right to audit;

            10. If, for any calendar year, an assignee of Tenant (if permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this SECTION 6(g)(8) will apply to the assignee's right to audit; and

            11. Any assignee's audit right will be limited to the period after the effective date of the assignment.

            Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant's Proportionate Share of Operating Expenses within forty-five

            (45) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within forty-five (45) days following the delivery of such audit, Landlord shall, if no Event of Default exists hereunder, pay Tenant the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and pay Tenant any balance. The cost of such certified public accountant shall be paid by Tenant if the Tenant's Share of Operating Expenses are overstated by less than 10%, and shall be paid by Landlord in the event the amount of Tenant's Share of Operating Expenses are determined to have been overstated by 10% or more. In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute. If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant's decision.

5. LANDLORD'S REPAIRS. Landlord shall keep and maintain in a good commercially reasonable condition, similar to the condition of Comparable Buildings (as defined in Section 8.b. of this Lease), promptly making all necessary repairs and replacements to, the parking areas and other Common Areas of the Project, including but not limited to the truck courts, designated trailer areas, driveways, alleys, landscape and grounds surrounding the Project, the utility lines, sub-foundation or underground utilities, roof, downspouts and gutters, skylights, foundation, concrete floors (but excluding floor coverings and non-structural damage to the floors) and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts, dock bumpers, dock plates or dock levelers or office entries. Notwithstanding the foregoing, Landlord shall not be required to repair or maintain those items for which Tenant is expressly responsible under the terms of this Lease. The cost of such maintenance and repair shall be included in Operating Expenses to the extent permitted by Paragraph 4 above. Landlord, at its own cost and expense, shall prior to the Commencement Date, exterminate the exterior of the Premises for pests. Tenant shall immediately give Landlord written notice of defect or need for repairs for which Landlord is responsible, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Notwithstanding the foregoing, Tenant shall repair and pay for any damage to any of the foregoing or any other portion of the Project caused by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The repair provisions of this Lease supercedes the effect of O.C.G.A. 44-7-13.

6.   TENANT'S REPAIRS.

     a. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air conditioning and ventilation systems, dock boards, truck doors, dock bumpers, plumbing work from the point of connection into the Premises and fixtures, termite and pest extermination, regular removal of trash and debris. Such repairs and replacements may include capital expenditures and repairs whose benefit may extend beyond the Term of this Lease. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(a) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage. Notwithstanding the foregoing, Landlord shall repair and pay for any damage to any of the foregoing or any other portion of the Project caused by Landlord, or Landlord's employees or agents, or caused by Landlord's default hereunder.

     b. Tenant shall not damage any structural support, columns, foundation or any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any of the foregoing caused by Tenant or its employees, agents or invitees.

     c. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord must approve the maintenance contractor and the contract, which approval shall not be unreasonably withheld or delayed. If Landlord has provided operation/maintenance manuals to Tenant, the service contract must include all routine services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within fifteen (15) days after the Commencement Date of this Lease.

     d. Tenant shall operate the Premises in a manner that causes only normal wear and tear on the Premises and all corresponding hot water, heating and air conditioning systems and equipment.

     e. Landlord shall require that the Contractor (as defined in EXHIBIT D attached hereto) provide all construction warranties for the benefit of both Landlord and Tenant, as their interests may appear. Tenant shall provide Landlord with notice simultaneously with Tenant's demand to the company or individual that issued the warranty of any claim made by Tenant relating to any construction warranty. Tenant may, after ten (10) days prior written notice to Landlord, enforce any such warranty directly against the contractor, provided (i) such action shall relieve Landlord of any responsibility for the repair to the extent same is covered by such warranty or for any worsened condition that arises due to Tenant's acts or omissions and (ii) Tenant may only enforce warranties that cover items for which Tenant is responsible under this Lease (for example and without limitation, Tenant shall not be permitted to enforce the roof warranty but shall be permitted to enforce the HVAC warranty).

     f. The repairs required by this Section 6 are not Operating Expenses under this Lease and, accordingly, the cost of same shall never be included in Controllable Operating Expenses and shall not be subject to the cap on Controllable Operating Expenses. If Landlord performs any of the repairs required by this Section 6 at the request of Tenant or upon the failure of Tenant to do so, Tenant shall reimburse Landlord for such costs within forth-five (45) days of Tenant's receipt of Landlord's statement of the costs thereof.

7.   ALTERATIONS.

     a. Tenant shall not make any alterations, additions or improvements (the "TENANT ALTERATIONS") to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord not to be unreasonably withheld. The Additional Improvements and all other improvements required at the time of the exercise or termination of the Contraction Option shall not be covered by this section and shall be covered by a separate Work Letter to be executed by Landlord and Tenant. In addition to any additional requirements that may be imposed by Landlord in its reasonable discretion, all Tenant Improvements shall comply with the following requirements:

          (i) The proposed Tenant Alterations must be non-structural and shall not (A) include modifications to the Building or alter the basic character of the Building, (B) require any core drillings through the walls or roof of the Premises, (C) overload or damage the Building, (D) affect the sprinkler or electrical system of the Building. (E) affect the exterior of the Building, and (E);

          (ii) All Tenant Alterations shall be made in a good and workmanlike manner and shall be constructed by Tenant at Tenant's sole cost and expense (including, without limitation, reimbursement of Landlord's reasonable third party costs in connection with Landlord's review of the Tenant Improvements not to exceed $2,500 for Tenant Alterations up to $250,000 in cost and to be reasonable for Tenant Alterations valued in excess of $250,000) in accordance with the plans and specifications approved by Landlord (if such approval is required by subsection (iv) below);

          (iii) Tenant shall provide the names of its proposed contractors to Landlord for approval prior to beginning construction. Tenant's contractors shall be acceptable to Landlord in its reasonable discretion. Landlord shall have the right to reject any of Tenant's contractors who Landlord has barred from performing work within the Project;

          (iv) Prior to the commencement of construction, Tenant or its contractor or architect shall deliver to Landlord for review and approval a copy of the final plans for the construction, provided Landlord's approval is not required for cosmetic work or non-structural improvements with a total value of less than $25,000.00 (excluding the value of Tenant's personal property that will not be attached to the Premises) so long as Tenant provides a copy of all plans and specifications for such work prior to the commencement of same;

          (v) The proposed Tenant Alterations shall comply with all applicable laws including, without limitation, the Disabilities Laws, as defined in Section 3.c. of this Lease;

          (vi) If the Tenant Alterations require the employment of an architect by Tenant, Tenant's architect shall certify to Landlord that the plans for the proposed Tenant

                 Alterations comply with applicable laws, including, but not limited to the Disability Acts, with the understandings that such certificate shall not be binding on Landlord, but Landlord shall have the right to rely on same;

          (vii) Tenant shall provide Landlord with notice prior to commencing such improvements or alterations;

          (viii) Tenant shall provide Landlord with "as built" drawings for any improvements or alterations made by Tenant;

          (ix) Tenant and its contractors shall comply with all commercially reasonable rules and regulations pertaining to the delivery of construction materials, equipments and supplies and the delivery of any other materials, supplies and equipment in connection with the construction;

          (x) Tenant and its contractors shall provide commercially reasonable insurance to appropriately reflect the scope of the Tenant Alterations;

          (xi) Landlord shall not charge Tenant a construction management fee in connection with the Tenant Alterations so long as Tenant reimburses Landlord for all of its actual out-of-pocket costs associated with the review of the Tenant Alterations up to the cap set forth in item (ii) above; and

          (xii) Tenant agrees to obtain, at its cost, building permits and other applicable permits from applicable local municipal authorities, state and federal agencies necessary to install, construct, use, maintain, repair, or modify the Tenant Alterations.

     b. OTHER ASSURANCES. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications for Tenant's alterations up to the cap set forth in item a.(ii) above. Landlord's right to review plans and specifications and to approve the contractor(s) shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or the Tenant Alterations constructed pursuant thereto comply with applicable laws, codes, rules or regulations. Landlord's approval of any such plans shall not in any way relieve Tenant from any of its obligations under this Section 7 or any other provision of this Lease. Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work in connection with the Tenant Alterations free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction of any Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who performed work on the Tenant Alterations and final lien waivers from all such contractors and subcontractors. Tenant Alterations shall also include improvements made by Tenant without the requirement of Landlord's approval.

     c. ALLOCATION OF RISK. Subject to the waiver of subrogation in Section 12 of this Lease, and subject to the provisions regarding casualty and condemnation, and other terms and conditions of this Lease:

          (i) Tenant shall bear all risks associated with the construction and installation of Tenant Alterations and the delivery and receipt of any materials, supplies, equipment and other installation pertaining to the Tenant Alterations, except to the extent of any damage or injury caused solely by Landlord or its employees or agents.

          (ii) Tenant shall require its contractors to repair any damage caused to the Premises, the Building or any other portion of the Complex in connection with the delivery, receipt, installation or construction of all Tenant Alterations, and

          (iii) Tenant shall require its contractors to indemnify and hold harmless Landlord from any claims arising out of or in connection with the delivery, receipt, installation, construction, demolition and/or removal of all Tenant Alterations and the work pertaining thereto.

     d. REMOVAL OF ALTERATIONS. Tenant shall not be required to remove any of the Tenant Improvements or Additional Improvements upon the expiration of termination of this lease, all of which shall belong to Landlord. All Tenant Alterations shall be and remain the property of Tenant during the Term of this Lease and Tenant shall remove all Tenant Alterations and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises. Upon any such removal Tenant shall restore the Premises to its original condition, normal wear and tear, casualty and condemnation excepted. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and the improvements situated in the Premises. All items not removed by Tenant by the expiration or termination of this Lease shall be deemed abandoned by Tenant and may be removed, sold or otherwise disposed of by Landlord.

8.   SIGNS.

     a. GENERAL PROHIBITION. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent not to be unreasonably withheld. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the Building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments and shall indemnify Landlord from and against all claims arising in connection with any sign or other exterior treatment installed by Tenant. Any signs shall be commercially reasonable in design and installation method and shall be comparable to signs for Comparable Buildings.

     b. BUILDING SIGN. Notwithstanding the foregoing, so long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease or any part of the Premises (except for Permitted Transfers and unless Landlord specifically approved in writing the transfer of such sign to an assignee or sublessee), Tenant shall have the right, at Tenant's expense, to install one corporate identification sign on the exterior facade of the Building (such sign, the "BUILDING SIGN"); provided that
          (i) the Building Sign shall be in a location approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, (ii) Tenant obtains all necessary approvals from the City of Stockbridge and all other governmental authorities (including any applicable airport having jurisdiction over Tenant, the Project, or the Building Sign), (iii) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Project and all restrictive covenants applicable to the Project, and (iv) Tenant obtains Landlord's written consent to any proposed signage specifications (including, without limitation the size and location of the signage) and lettering prior to its fabrication and installation. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Project. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used. Tenant shall pay all costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Operating Expenses, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Tenant shall maintain the Building Sign in good condition. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal. If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; or (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease or subleases any part of the Premises, then Tenant's rights granted herein with respect to the Building Sign will terminate and Landlord may remove the Building Sign at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall have the right to approve (which approval shall not be unreasonably withheld) the name and logo located on any such sign (even if the transfer that resulted in the need to change the sign was expressly permitted by this Lease) to verify that same are consistent with the image and standard of other Comparable Buildings in the South Atlanta submarket. "COMPARABLE BUILDINGS" means the Building and other industrial buildings which are comparable to the Building in terms of quality and desirability of location, age (based on the date of completion of construction), quality of construction, level of services, amenities, height, size and appearance that are located within a five mile radius of the Building.

     c. MONUMENT SIGN. Further, so long as (i) Tenant is not in default under the terms of this Lease beyond the expiration of any applicable notice and cure periods; (ii) Tenant is in occupancy of the Premises; and
          (iii) Tenant has not assigned or sublet any part of the Premises (except for Permitted Transfers and unless Landlord specifically approved in writing the transfer of such sign to an assignee or sublease), Tenant may, at Tenant's

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

          sole cost and expense, construct a multi-tenant Building monument sign (the "MONUMENT SIGN") located at the front of the Building and place Tenant's name in Landlord's standard graphics for the Building on the top portion of the sign (and subject to all requirements regarding Tenant Alterations even if the Monument Sign costs less than $25,000.00). Following installation of the Monument Sign, Tenant shall remain liable for all costs related to the maintenance of the Monument Sign. Tenant must obtain Landlord's written consent to any proposed fabrication, installation or lettering such sign, which approval shall not be unreasonably delayed or withheld. Landlord agrees that it will not unreasonably delay notification to Tenant of its approval or disapproval of any proposed signage. Landlord reserves the right to withhold consent to any Monument Sign or lettering that, in the judgment of Landlord, is not harmonious with the design standards of the Building. If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable notice and cure periods; or (b) Tenant vacates the Premises for a period of 90 or more consecutive days; or (c) Tenant assigns the Lease (unless Landlord specifically approved in writing the transfer of such sign to an assignee or sublessee), then Tenant's rights granted herein with respect to the Monument Sign will terminate and Landlord may remove the Tenant's signage at Tenant's sole cost and expense. If during the term of this Lease or any extension hereof, Landlord constructs a Monument Sign for the Building, Tenant shall be permitted, at Tenant's cost, to place Tenant's name in Landlord's standard graphics for the Building on the sign. Notwithstanding anything herein to the contrary, Landlord may remove any or all of Tenant's signs if Tenant is in default under the terms of this Lease (after expiration of all applicable notice and cure periods) and Tenant shall have no further signage rights.

9. INSPECTION. Landlord and Landlord's agents and representatives shall have the right, after twenty-four (24) hours advance notice, which notice may be oral (provided that notice shall not be provided by voice mail) (except in the case of an emergency, in which event no notice shall be required), to enter and inspect the Premises at any reasonable time, for the purpose of ascertaining the condition of the Premises, in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or for any other business purpose. During the period that is six (6) months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time upon reasonable advance notice during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Except in an emergency, Landlord shall not unreasonably interfere with Tenant's business during any entry permitted by this paragraph. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises immediately following Tenant's removal of its property from the Premises. In the event of Tenant's failure to give such notice or arrange such joint inspection. Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

10. UTILITIES. Landlord agrees to provide at its cost water, electricity and telephone service connections to the Premises; provided that Tenant shall pay the actual cost for all water, electricity, gas, heat, light, power, telephone, sewer and other utilities and services used on or for the Premises and directly billed to Tenant or included in the Operating Expenses as described above in
Section 4 of this Lease, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs and tubes used in connection with the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises in the Project, subject to the exclusion from Operating Expenses in
Section 4.b. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises and no interruption or failure of any utilities shall result in the termination of this Lease or the abatement of rent hereunder. Notwithstanding anything to the contrary contained in this Paragraph 10, if: (i) in the event of a cessation of water or electricity to the Premises for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation; (ii) such cessation is caused solely and directly by Landlord or Landlord's agents or contractors; (iii) such cessation is not caused by a fire or other casualty (in which case Paragraphs 12 and 14 hereof shall control); and (iv) as a result of such cessation, the Premises or a portion thereof, is rendered untenantable (meaning that Tenant is unable to use all or a portion of the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of monthly rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

11.  ASSIGNMENT AND SUBLETTING.

     a. ASSIGNMENT AND SUBLETTING BY TENANT PROHIBITED. Tenant will not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Premises or any part thereof, or mortgage or transfer its interest under this Lease or grant any concession or license within the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any permitted assignment or subletting, including any assignment or sublease to an affiliate of Tenant, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within forty-five (45) days after receipt of an invoice from Landlord. Upon the occurrence of an "event of default" (hereinafter defined), if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such subtenant all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. A collateral assignment of this Lease in connection with the collateral assignment of all assets of Tenant (including, without limitation the collateral assignment of all other leases then held by Tenant as tenant thereunder) to an institutional lender or lenders that are not in any way related to Tenant shall not be a violation of this Section 11.a. provided (i) Tenant shall not be released from liability under this Lease following any foreclosure or transfer in lieu of foreclosure of this Lease to such lender or any purchaser of same and
          (ii) such collateral assignment must secure a loan that directly relates to the operations of Tenant and not solely to any of its affiliates or subsidiaries.

     b. ASSIGNMENT AND SUBLETTING TO AFFILIATES. Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "AFFILIATED PARTY"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a "PERMITTED TRANSFER"):

          (i) Tenant is not in default under this Lease beyond any applicable notice and cure period;

          (ii) the permitted use does not allow the Premises to be used for retail purposes except to the limited extent set forth in
                 Section 3.a. of this Lease;

          (iii) Tenant shall give Landlord written notice at least 10 days prior to the effective date of the proposed Permitted Transfer;

          (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, the proposed transferee will have a net worth equal to or greater than Tenant's net worth at the date of this Lease; and

          (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a net worth which is at least to Tenant's net worth on the date of this Lease.

          Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein,
          (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and
          (C) "affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease OTHER THAN to a parent, subsidiary or affiliate of the selling/transferring entity, such sale or transfer shall be deemed to be a Transfer requiring the consent of Landlord hereunder.

     c. NOTICE OF PROPOSED SUBLEASE OR ASSIGNMENT. If Tenant shall propose to sublet or assign this Lease, it shall so notify Landlord in writing not less than thirty (30) days prior to the date of the proposed assignment or subletting, such notice setting forth the name of the proposed subtenant or assignee, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, proof satisfactory to

          Landlord that the proposed subtenant or assignee is financially responsible and will immediately occupy and thereafter use the entire Premises (or any sublet portion thereof) for the remaining Term of this Lease (or for the entire term of the sublease, if shorter).

     d. LANDLORD'S CANCELLATION OPTION. Landlord shall have the option, in the event of any proposed assignment or subletting (except a Permitted Transfer or a proposed sublease of the entire Premises to a party that will operate Tenant's business in the Premises (provided the exclusion of such operators from Landlord's termination right does not in any way change the requirement that Tenant obtain Landlord's prior written consent to the sublease of the entire Premises to such entity)), to cancel this Lease (or in Landlord's sole discretion, only the portion of the Lease covered by the proposed sublease or assignment) as of the date the subletting or assignment described in Tenant's notice is to be effective. The option shall be exercised, if at all, by Landlord's giving Tenant written notice thereof within twenty (20) days following Landlord's receipt of Tenant's written request for Landlord's approval of a sublease or assignment. Tenant may, for ten (10) business days following receipt of Landlord's termination notice, withdraw its request for Landlord's approval of the sublease or assignment and if Landlord receives Tenant's written withdrawal notice within ten (10) business days after Tenant's receipt of Landlord's termination notice, the termination shall be void and of no further effect and the request for Landlord approval of the assignment or sublease shall be void and shall not proceed with such assignment or sublease. Upon any such cancellation Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder, and Tenant shall, at Tenant's own cost and expense, reimburse Landlord for all then unamortized commissions, Additional Improvements costs and Excess Costs (the calculation of which is more particularly set forth in Section 1 regarding Tenant's termination options under this Lease). Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrue hereunder, as of such cancellation date in the same manner as if such cancellation date were the date originally fixed for the expiration of the Term hereof. Without limitation, Landlord may lease the Premises to the prospective subtenant or assignee, without liability to the Tenant. Landlord's failure to exercise any right hereunder shall not waive Landlord's right as to any subsequent proposed sublease or assignment, nor shall any such failure be deemed to constitute Landlord's approval of the proposed sublease or assignment. Regardless of whether Landlord terminates this Lease, Landlord may negotiate directly with any proposed assignee or subtenant regarding available space in the Building or in other buildings.

     e. LANDLORD'S APPROVAL. If Landlord does not cancel this Lease, Landlord shall, within ten (10) business days after Landlord's receipt of Tenant's written request to the proposed assignment or sublease, notify Tenant whether Landlord consents or withholds its consent to the proposed sublease or assignment, which consent may be withheld in Landlord's reasonable discretion. If Landlord fails to so notify Tenant within such ten (10) business day period, Landlord shall be deemed not to have consented to such assignment or sublease.

     f. RENTALS FROM SUBLEASE OR ASSIGNMENT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, fifty percent (50%) of such excess rentals and income (after payment of reasonable and customary third party out of pocket costs actually paid by Tenant in connection with such assignment or sublease, evidence of which shall be provided to Landlord) shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease and shall be considered to be additional Base Rent due hereunder.

     g. ASSIGNMENT BY LANDLORD PERMITTED. Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building and the Project, and Landlord shall by virtue of such transfer or assignment be released from such obligations accruing after the date of such transfer or assignment. The successor to Landlord shall assume all obligations of Landlord to the Broker, as defined below in Section 28, which obligations are evidenced by separate written agreements with each of the Brokers and some of the commissions relating to this Lease are payable at a later date in connection with the Contraction Option.

12.  INSURANCE; FIRE AND CASUALTY DAMAGE; WAIVER OF SUBROGATION.

     a. LANDLORD'S INSURANCE. Landlord agrees to maintain standard all-risk property insurance covering the Building in an amount not less than the full replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Any insurance provided for in this subparagraph 12(a) may be affected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds.

     b. TENANT'S INSURANCE. Tenant, at its expense, shall procure and maintain during the Term of this Lease special form all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises, including without limitation the tenant improvements described in EXHIBIT D attached hereto; worker's compensation insurance with no less that the minimum limits required by law and employer's liability insurance with a minimum limit of One Million and 00/100 Dollars ($1,000,000.00) per occurrence. Tenant shall also, at Tenant's sole cost and expense, for the benefit of Landlord, Landlord's manager and Tenant, maintain comprehensive commercial general liability insurance with broad liability endorsement against claims for personal injury, death or property damage occurring upon, in or about the Premises. Such insurance shall afford protection to Landlord, its managing agent and Tenant to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, and Three Million and 00/100 Dollars ($3,000,000.00) aggregate, combined single limit bodily injury and property damage. Such policies of insurance shall insure on an occurrence and not a claims-made basis, be written in companies reasonably satisfactory to Landlord, name Landlord, Landlord's directors, officers, members, shareholders, agents and employees as additional insureds thereunder, not be cancelable unless 30 days prior written notice shall have been given to Landlord, and such policies, or a memorandum or certificate of such insurance, shall, prior to Tenant taking possession of the Premises, be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to Landlord that the premium thereon has been paid. Further, the commercial liability, shall be issued by insurance companies which are reasonably acceptable to Landlord. At such time as insurance limits required of tenants in similar buildings in the area in which the Building is located are generally increased to greater amounts, Landlord shall have the right to require by written notice to Tenant such greater limits as may then be customary. Tenant agrees to include in such policy the contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Tenant's liability coverage shall be deemed primary to any liability coverage secured by Landlord.

     c. CASUALTY. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with request thereto. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days of such damage or destruction, deliver to Tenant an estimate of the duration of the period in which the Premises will be untenantable, as reasonably determined by Landlord. If such estimated period shall be for more than one hundred eighty (180) days from the date of such damage, then Landlord, or Tenant if in addition thereto at least fifty percent (50%) of the Premises is untenantable, shall have the right to terminate this Lease (with appropriate prorations of rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other within fifteen (15) days after the delivery to Tenant of Landlord's repair estimate. Unless this Lease is terminated as provided in the preceding sentence and so long as such damage does not result from Tenant's fault or neglect, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with request thereto. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration, provided Tenant may terminate this Lease if the repairs are not completed within one hundred eighty (180) days from the date of the damage, provided the 180 days shall be extended for force majeure and Tenant Delays. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage (except fires or casualties resulting from Tenant's fault or neglect). Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 12(c) to repair or restore any portion of the alterations, additions or improvements in the Premises or the decoration thereto except to the extent that such alterations, additions, improvements and decoration were installed by Landlord. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed to secure debt, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate as of the later of (i) the date of such casualty or (ii) if a portion of the Premises is occupied by Tenant upon thirty days (30) prior written notice by Landlord to Tenant. Notwithstanding anything herein to the contrary, Tenant shall be responsible for the repair and replacement of the Tenant Alterations and all of Tenant's personal property in the Premises.

     d. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant hereby waive any rights they may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROJECT ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY OR WHICH WOULD BE COVERED BY THE ALL RISK REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBPARAGRAPHS 12(a) AND 12(b) ABOVE (EVEN IF (i) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, MEMBERS, EMPLOYEES, AGENTS OR INVITEES, OR (ii) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE). The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by subparagraphs 12(a) and 12(b) above. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Paragraph and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

13.  LIABILITY.

     a. TENANT'S INDEMNITY. SUBJECT TO LANDLORD'S EXPRESS WAIVERS UNDER PARAGRAPH 12(d) ABOVE, TENANT AGREES TO INDEMNIFY AND SAVE LANDLORD AND LANDLORD'S DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS, AGENTS AND EMPLOYEES HARMLESS AGAINST AND FROM ANY AND ALL CLAIMS BY OR ON BEHALF OF ANY PERSON OR PERSONS, FIRM OR FIRMS, CORPORATION OR CORPORATIONS, ARISING FROM ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF TENANT TO BE PERFORMED, PURSUANT TO THE TERMS OF THIS LEASE, OR ARISING FROM THE USE OF THE PREMISES OR ANY ACT OR NEGLIGENCE ON THE PART OF TENANT OR ITS AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES, INVITEES OR LICENSEES, OR ARISING FROM ANY ACCIDENT, INJURY OR DAMAGE TO THE EXTENT CAUSED BY TENANT, ITS AGENTS, AND EMPLOYEES TO ANY PERSON, FIRM OR CORPORATION OCCURRING DURING THE TERM OF THIS LEASE OR ANY RENEWAL THEREOF, IN OR ABOUT THE PREMISES AND PROJECT, AND FROM AND AGAINST ALL COSTS, REASONABLE COUNSEL FEES, EXPENSES AND LIABILITIES INCURRED IN OR ABOUT ANY SUCH CLAIM OR ACTION OR PROCEEDING BROUGHT THEREON. Tenant, upon request from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord for, and does not waive, claims to the extent caused by the gross negligence or willful misconduct of Landlord.

     b. LANDLORD'S INDEMNITY. SUBJECT TO TENANT'S EXPRESS WAIVERS UNDER PARAGRAPH 12(d) ABOVE, LANDLORD AGREES TO INDEMNIFY AND SAVE TENANT AND TENANT'S DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS, AGENTS AND EMPLOYEES HARMLESS AGAINST AND FROM ANY AND ALL CLAIMS BY OR ON BEHALF OF ANY PERSON OR PERSONS, FIRM OR FIRMS, CORPORATION OR CORPORATIONS, ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, AND ARISING IN OR ABOUT THE BUILDING (EXCLUDING THE PREMISES), AND FROM AND AGAINST ALL COSTS, REASONABLE COUNSEL FEES, EXPENSES AND LIABILITIES INCURRED IN OR ABOUT ANY SUCH CLAIM OR ACTION OR PROCEEDING BROUGHT THEREON. Landlord, upon request from Tenant, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing, Landlord shall not be required to indemnify Tenant for, and does not waive, claims to the extent caused by the negligence or willful misconduct of Tenant.

     c. WAIVER. TENANT AGREES, TO THE EXTENT NOT EXPRESSLY PROHIBITED BY LAW, THAT LANDLORD AND LANDLORD'S DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS, AGENTS, EMPLOYEES AND SERVANTS SHALL NOT BE LIABLE, AND TENANT WAIVES ALL CLAIMS FOR DAMAGE TO PROPERTY AND BUSINESS SUSTAINED DURING THE TERM OF THIS LEASE BY TENANT OCCURRING IN OR ABOUT THE PROJECT, RESULTING DIRECTLY OR INDIRECTLY FROM ANY EXISTING OR FUTURE CONDITION, DEFECT, MATTER OR THING IN THE PREMISES, THE PROJECT, OR ANY PART THEREOF, OR FROM EQUIPMENT OR APPURTENANCES BECOMING OUT OF REPAIR OR FROM ACCIDENT, OR FROM ANY OCCURRENCE OR ACT OR OMISSION OF LANDLORD AND LANDLORD'S DIRECTORS, OFFICERS, MEMBERS, SHAREHOLDERS, AGENTS, EMPLOYEES OR SERVANTS, OR ANY TENANT OR OCCUPANT OF THE PROJECT OR ANY OTHER PERSON. THIS PARAGRAPH SHALL APPLY ESPECIALLY, BUT NOT EXCLUSIVELY, TO DAMAGE CAUSED AS AFORESAID OR BY THE FLOODING OF SUBSURFACE AREAS, OR BY REFRIGERATORS, SPRINKLING DEVICES, AIR CONDITIONING APPARATUS, WATER, SNOW, FROST, STEAM, EXCESSIVE HEAT OR COLD, FALLING PLASTER, BROKEN GLASS, SEWAGE, GAS, ODORS OR NOISE, OR THE BURSTING OR LEAKING OF PIPES OR PLUMBING FIXTURES, AND SHALL APPLY EQUALLY, WHETHER ANY SUCH DAMAGE RESULTS FROM THE ACT OR OMISSION OF OTHER TENANTS OR OCCUPANTS IN THE BUILDING OR ANY OTHER PERSONS, AND WHETHER SUCH DAMAGE BE CAUSED BY OR RESULT FROM ANY OF THE AFORESAID, OR SHALL BE CAUSED BY OR RESULT FROM OTHER CIRCUMSTANCES OF A SIMILAR OR DISSIMILAR NATURE, NOR SHALL LANDLORD BE LIABLE TO TENANT FOR ANY LOSS OR DAMAGE THAT MAY BE OCCASIONED BY OR THROUGH THE ACTS OR OMISSIONS OF OTHER TENANTS OF THE BUILDING OR OF ANY OTHER PERSONS WHOMSOEVER, INCLUDING, BUT NOT LIMITED TO RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, ACTS OF GOD, FIRE OR THEFT. NOTWITHSTANDING THE FOREGOING, TENANT DOES NOT WAIVE CLAIMS TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.

     d. SURVIVAL. The provisions of this Paragraph 13 shall survive the expiration or sooner termination of this Lease.

     e. LIMITATION OF LANDLORD'S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project (including insurance proceeds) as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction.

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          The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Project as hereinbefore expressly provided.

14.  CONDEMNATION.

     a. TERMINATION FOR TAKING. If sixty percent (60%) or more of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "TAKING") or if the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, either Landlord or Tenant shall be entitled to terminate this Lease effective when the physical taking of said Premises shall occur by delivering written notice of such termination to the other party within ninety (90) days after the date of the Taking.

     b. RENT ADJUSTMENT. If part of the Premises shall be subject to a Taking, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of the Lease Term shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     c. LANDLORD'S TERMINATION RIGHT. If the Project or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Project shall be subject to a Taking, then this Lease shall, at the option of Landlord, terminate, effective when the physical taking of the Premises shall occur.

     d. AWARD. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

15.  RELOCATION. Landlord shall not have the right to relocate Tenant.

16.  SURRENDER AND HOLDING OVER.

     a. SURRENDER AND HOLDOVER. At the termination of this Lease by lapse of time or otherwise, Tenant will deliver immediate possession to Landlord. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, Tenant (or such other party) shall be a tenant at sufferance and not a tenant at will and shall be entitled to receive no notice of the termination of its tenancy pursuant to OFFICIAL CODE OF GEORGIA ANNOTATED Section 44-7-7; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to 1.5 times the

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          Base Rent in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis, plus Tenant's Proportionate Share of the Operating Expenses. In such event, Tenant shall also be liable to Landlord for its actual, direct or consequential damages suffered or incurred by Landlord, including any claim made by any succeeding tenant of the Premises on account of such holdover by Tenant. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Paragraphs 2 and 4 above. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the Term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process, Tenant agrees that Landlord will not be required to deliver Tenant more than one (1) days' notice to vacate prior to Landlord's filing of a "dispossessory proceeding" suit. In addition, Tenant agrees that Landlord shall be entitled to the payment of its reasonable legal fees in the event that Landlord prevails in a dispossessory proceeding action brought by Landlord.

     b. ABANDONED PROPERTY. All personal property of Tenant (including, without limitation, the Installed Equipment, as defined in EXHIBIT D attached hereto) remaining in the Premises after the termination or expiration of the Lease Term or after the abandonment of the Premises by Tenant may be treated by Landlord as having been abandoned by Tenant and Landlord may, at its option, thereafter take possession of such property and either (a) declare same to be the property of Landlord, in which event Tenant shall have no right to reclaim such property and Landlord shall have no liability to Tenant with respect to such property, or (b) at the cost and expense of Tenant, store and/or dispose of such property in any manner and for whatever consideration, Landlord, in its sole discretion, shall deem advisable. Tenant shall be presumed conclusively to have abandoned the Premises if Tenant has failed to make rental payments as due. The rights granted to Landlord under this Section 16b. shall be in addition to any rights it may now or hereafter have as a lien holder and secured party.

17. QUIET ENJOYMENT. Provided Tenant timely pays rent hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease and all laws to which the Project is subject and subject to all restrictive covenants and other exceptions listed in the Policy of Title Insurance Number FA-33-218950 issued to Landlord by First American Title Insurance Company on February 25, 2000, (the "TITLE POLICY") a copy of which has been provided to Tenant and a copy of which is attached hereto as EXHIBIT L..

18. EVENTS OF DEFAULT. The following events shall be events of default by Tenant under this Lease:

     a. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to operating expenses hereunder when due, or any other payment or reimbursement to Landlord required herein when, due, and such failure shall continue

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          for a period of five (5) days from the date of Landlord's notice of same to Tenant, provided only two such grace periods shall be given in any twelve month period and no notice of the delinquent payment shall be required.

     b. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     c. Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof: or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

     d. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     e. A petition described in Sections 18b. or 18.c. is filed against Tenant on an involuntary basis and is not dismissed within sixty (60) days.

     f. Tenant shall desert or vacate any substantial portion of the Premises unless Tenant otherwise complies with all of the other requirements in this Lease (including, without limitation, all maintenance and repair obligations) and Tenant provides a guard for the Premises on a 24 hour per day, seven (7) day per week basis.

     g. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided it such failure is not capable of being cured using diligent efforts, Tenant shall fail to diligently pursue the cure of such failure and, in any event, should fail to cure such item within a total of 120 days.

19. REMEDIES. Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any remedies available under this Lease or available at law or in equity, including without limitation, one or more of the following remedies without any notice or demand whatsoever except as expressly provided in this Section:

     a. TERMINATION OF LEASE. Terminate this Lease by giving Tenant notice of such termination, in which event, Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor. Tenant shall remain liable for all obligations under this Lease to the maximum extent permitted by applicable law.

     b. COLLECTION OF DAMAGES. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such default whether or not the Lease is terminated by Landlord, whether through inability to relet the Premises on satisfactory terms or otherwise, recognizing that the following and any other damages set forth in this Lease shall not be deemed to be a penalty but shall merely constitute payment of liquidated damages, it being difficult, if not impossible, to determine the actual damages to Landlord

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          for such breach, including without limitation, the following (without duplication of any element of damages):

          (i) accrued rent then due and payable and late charges, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant). The foregoing shall not be discounted to present value or reduced by the present value of the reasonable market rental value of the Premises for the balance of the Lease Term; and

          (ii) the present value of the rent (excluding the portion of the rent that represents amortized cost of any tenant improvements and commissions) (discounted at a rate of interest equal to eight percent [8%] per annum [the "DISCOUNT RATE"]) that would have accrued under this Lease for the balance of the Lease Term but for such termination, reduced by the present value of the reasonable fair market rental value of the Premises for such balance of the Lease Term (discounted at the Discount Rate) (in calculating the fair market rental value, all relevant factors shall be considered, including, without limitation, (A) the length of the term remaining in the Term, (B) the then current market conditions in the South Atlanta industrial submarket,
                 (C) the likelihood of reletting the Premises for a period of time equal to or exceeding the remaining term of the Lease, (D) the net effective rental rates then being obtained by landlords for similar type space in Comparable Buildings (E) the vacancy levels in the South Atlanta industrial submarket, (F) current levels of construction that will be completed during the remainder of the Term and how the construction will likely affect the vacancy and rental rates, and (G) inflation. Notwithstanding the foregoing, following such default, if Landlord elects not to terminate this Lease, Landlord may elect not to reduce the amounts set forth in this subsection by the present value of the reasonable fair market rental value of the Premises for such balance of the Lease Term but shall instead deliver to Tenant all base rents received by Landlord from other tenants or subtenants for the Premises during the remainder of the Term, less all costs, expenses and incurred by Landlord in connection with Tenant's default hereunder but not yet reimbursed by Tenant (provided the sums paid to Tenant shall never exceed the actually paid by Tenant to Landlord pursuant to this subparagraph (ii); and

          (iii) the present value of the portion of the rent that represents the amortized cost of any tenant improvements and commissions (excluding the portion of the rent that does not represent amortized cost of any tenant improvements and commissions) (discounted at a rate of interest equal to eight percent [8%] per annum [the "DISCOUNT RATE"]) that would have accrued under this Lease for the balance of the Lease Term but for such termination. The foregoing items shall not be reduced by the present value of the reasonable fair market rental value of the Premises for such balance of the Lease Term.

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     c.   TERMINATION OF POSSESSION. Without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subparagraph 19(b), (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subparagraph 19(d). Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any amounts other than rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of the reletting expenses (which shall mean the product of the expenses of reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees, leasing commissions and other reasonably necessary expenses, multiplied by a fraction, the numerator of which is the number of months then remaining in the Term of this Lease at the time of the default and the denominator of which is the total number of months in the new tenant's lease) and third, to the payment of rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph 19(a) above. If Landlord relets the Premises after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

     d. ENTER UPON PREMISES. Without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease.

     e. RELETTING THE PREMISES. For purposes of determining any recovery of rent or damages by Landlord that depends upon what Landlord could collect by using reasonable efforts to relet the Premises, whether the determination is required under subparagraph 19(b) or otherwise, it is understood and agreed that:

          (i) Landlord may reasonably elect to lease other comparable, available space in the Building, if any, before reletting the Premises.

          (ii) Landlord may reasonably decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

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          (iii)  Landlord may reasonably decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

          (iv) Before reletting the Premises to a prospective tenant, Landlord may reasonably require the prospective tenant to demonstrate the same financial condition that Landlord would require as a condition to leasing other space in the Project to the prospective tenant.

          (v) Listing the Premises with a broker in a manner consistent with parts (i) through (iv) above shall constitute prima facie evidence of reasonable efforts on the part of Landlord to relet the Premises.

     f. LATE CHARGE AND INTEREST. In the event Tenant fails to pay any installment of Base Rent, Operating Expense Payments, or any reimbursement, additional rental, or any other payment hereunder as and when such payment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment, reimbursement, additional rental or any other payment and the failure to pay such late charge within ten (10) days after demand therefor shall be an event of default hereunder. The late charge and/or interest shall only be assessed after expiration of all applicable notice and cure periods, provided, if assessed, such charge shall be calculated form the due date until the date paid. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the foregoing, or in lieu of the foregoing (in Landlord's sole discretion) any such amounts Tenant fails to pay when due shall bear interest at the lesser of the maximum rate permitted by applicable law or the rate of one percent (1%) per month from the date due until paid and shall be immediately due and payable to Landlord by Tenant.

     g. NO WAIVER. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of

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          default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. Landlord may elect to allow the Premises to remain vacant and collect all sums due from Tenant under this Lease as they become due and payable.

     h. ATTORNEY'S FEES. Tenant must pay to Landlord on demand all attorney's fees, costs and expenses incurred by Landlord in recovery of any Rent or successful enforcement of Landlord's rights under this Lease. Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs of suit incurred in connection therewith. For purposes of this
          SECTION 19.g, a party shall be considered to be the "prevailing party" to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

20.  SUBORDINATION.

     a. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed to secure debt, blanket or otherwise, which does now or may hereafter affect the Building (and which may also affect other properties) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed to secure debt. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building be sold pursuant to any such deed to secure debt, to attorn to the purchaser, upon any such foreclosure sale if so requested by such purchaser and to recognize such purchaser as the landlord under this Lease, subject to the condition that, so long as Tenant is not in default under this Lease (after expiration of all applicable notice and cure periods), Tenant's possession of the Premises under this Lease shall not be disturbed. As of the date of this Lease, Landlord represents to Tenant that there is no mortgage or deed to secure debt covering the Building. In the event a mortgage or deed to secure debt is placed on the Building subsequent to the date of this Lease, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement (the "SNDA") from the holder of such future mortgage or deed to secure debt on such mortgage holder's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgage holder. Notwithstanding the foregoing in this Paragraph 21(a) to the contrary, Tenant's agreement to subordinate this Lease to a future mortgage or deed to secure debt, is conditioned upon Tenant's receipt of an SNDA in favor of Tenant from any mortgagee who comes into existence after the Commencement Date. Such SNDA in favor of Tenant shall be on a commercially reasonable form and shall provide that, so long as

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          Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such SNDA may also include other commercially reasonable provisions in favor of the mortgagee. Tenant shall execute and return to Landlord, as SNDA (in the commercially reasonable form described above) within ten (10) business days following Landlord's written request therefor.

     b. ESTOPPEL CERTIFICATES. Tenant agrees to execute and deliver at any time and from time to time, within ten (10) days following the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds to secure debt referred to in this Paragraph, any instruments or certificates which, in the reasonable judgment of the Landlord or of such holder(s), may be necessary or appropriate to evidence such attornment.

21.  WAIVER OF TRIAL BY JURY.

     LANDLORD AND TENANT WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT, AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

22. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be asserted and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Tenant's interests under this Lease or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. In the event a lien is filed against the Building, the Project or the Premises as a result of work performed by or on behalf of Tenant, Tenant shall within ten (10) days of receiving such notice of lien or claim cause such lien to be released of record (by payment or bond).

23.  RENT PAYMENTS AND NOTICES.

     a. PLACE FOR PAYMENTS. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord, c/o The Myrick Company, 1 Parkway 400, 11800 Amberpark Dr., Suite 100, Alpharetta, GA 30004 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

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     b.   NOTICES. Any notice or communication (other than payments to Landlord required hereunder) required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or, addressed as provided below or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

          LANDLORD:

          Eagle Trade Center, L.L.C.
          c/o The Myrick Company
          1 Parkway 400
          11800 Amberpark Dr., Suite 100
          Alpharetta, GA 30004

          WITH COPY TO:

          Eagle Trade Center, L.L.C.
          One State Farm Plaza E-7
          Bloomington, IL 61710
          Attn: John Higgins

          WITH ADDITIONAL COPY TO:

          Eagle Trade Center, L.L.C.
          One State Farm Plaza E-3
          Bloomington, IL 61710
          Attn: Roger Gielow

          TENANT

          The William Carter Company
          1170 Peachtree Street
          Suite 900
          Atlanta, Georgia 30309
          Attn: Glenn Klages

          WITH COPY TO:

          The William Carter Company
          One Shelton Place
          1000 Bridgeport Avenue
          Shelton, CT 06484
          Attn: Ed Allen

          WITH ADDITIONAL COPY TO:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attn: Marc Lazar

     c. EFFECT OF NOTICES. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

24.  ENVIRONMENTAL REQUIREMENTS.

     a. ENVIRONMENTAL REQUIREMENTS. Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises or the Project without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (hereinafter defined) and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Without limiting the foregoing, Tenant shall use, store, maintain and dispose of the batteries for Tenant's fork lifts in compliance with all applicable laws, rules and regulations and shall use sound business practices regarding same. Tenant shall complete and certify (to the best of Tenant's actual knowledge) to disclosure statements as requested by Landlord from time to time (but not more than one time per year unless Landlord is investigating the possible relocation of Environmental Requirements by Tenant or the possible presence of Hazardous Materials in, under or about the Premises) relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises or the Project. The term "ENVIRONMENTAL REQUIREMENTS" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "HAZARDOUS MATERIALS" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and toxic mold except for Hazardous Material contained in products used and stored by Tenant (in quantities permitted by applicable law and in quantities recommended by the manufacturer) for ordinary cleaning and office and warehouse purposes,. As defined in Environmental Requirements, Tenant is and shall be deemed the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products or residues generated, resulting or produced therefrom.

     b. TENANT INDEMNITY. TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LOSSES (INCLUDING WITHOUT LIMITATION, DIMINUTION IN VALUE OF THE PREMISES OR THE PROJECT AND LOSS OF RENTAL INCOME FROM THE PROJECT), CLAIMS, DEMANDS, ACTIONS, SUITS, DAMAGES (INCLUDING WITHOUT LIMITATION, PUNITIVE DAMAGES), EXPENSES (INCLUDING WITHOUT LIMITATION, REMEDIATION, REMOVAL, REPAIR, CORRECTIVE ACTION, OR CLEANUP EXPENSES) AND COSTS (INCLUDING WITHOUT LIMITATION, ACTUAL ATTORNEYS' FEES, CONSULTANT FEES OR EXPERT FEES AND FURTHER INCLUDING WITHOUT LIMITATION, REMOVAL OR MANAGEMENT OF ANY ASBESTOS BROUGHT INTO THE PREMISES OR DISTURBED IN BREACH OF THE REQUIREMENTS OF THIS PARAGRAPH 25, REGARDLESS OF WHETHER SUCH REMOVAL OR MANAGEMENT IS REQUIRED BY LAW) WHICH ARE BOUGHT OR RECOVERABLE AGAINST, OR SUFFERED OR INCURRED BY LANDLORD AS A RESULT OF ANY RELEASE OF HAZARDOUS MATERIALS FOR WHICH TENANT IS OBLIGATED TO REMEDIATE AS PROVIDED ABOVE OR ANY OTHER BREACH OF THE REQUIREMENTS UNDER THIS PARAGRAPH 25 BY TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUBTENANTS, ASSIGNEES OR INVITEES, REGARDLESS OF WHETHER TENANT HAD KNOWLEDGE OF SUCH NONCOMPLIANCE. THE OBLIGATIONS OF TENANT UNDER THIS PARAGRAPH 25 SHALL SURVIVE ANY TERMINATION OF THIS LEASE. FURTHER, IN THE EVENT A LAWSUIT IS FILED AGAINST LANDLORD AS A RESULT OF ANY RELEASE OF HAZARDOUS MATERIALS FOR WHICH TENANT IS OBLIGATED TO REMEDIATE AS PROVIDED ABOVE OR ANY OTHER BREACH OF THE REQUIREMENTS UNDER THIS PARAGRAPH 25 BY TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUBTENANTS, ASSIGNEES OR INVITEES, AND SUCH LAWSUIT CONTAINS ALLEGATIONS AGAINST LANDLORD BASED ON LANDLORD'S NEGLIGENCE OR ALLEGING LANDLORD IS STRICTLY LIABLE AND LANDLORD IS NOT FOUND TO BE NEGLIGENT OR STRICTLY LIABLE, TENANT SHALL INDEMNIFY LANDLORD FROM AND AGAINST ALL COSTS ASSOCIATED WITH SUCH LAWSUIT, INCLUDING ATTORNEYS' FEES AND COURT COSTS.

     c. LANDLORD INDEMNITY. LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DEMANDS, ACTIONS, SUITS, DAMAGES, EXPENSES (INCLUDING WITHOUT LIMITATION, REMEDIATION, REMOVAL, REPAIR, CORRECTIVE ACTION, OR CLEANUP EXPENSES) AND COSTS (INCLUDING WITHOUT LIMITATION, ACTUAL ATTORNEYS' FEES, CONSULTANT FEES OR EXPERT FEES AND FURTHER INCLUDING WITHOUT LIMITATION, REMOVAL OR MANAGEMENT OF ANY ASBESTOS BROUGHT INTO THE PREMISES OR DISTURBED IN BREACH OF THE REQUIREMENTS OF THIS PARAGRAPH 24, REGARDLESS OF WHETHER SUCH REMOVAL OR MANAGEMENT IS REQUIRED BY
          LAW) WHICH ARE BOUGHT OR RECOVERABLE AGAINST, OR SUFFERED OR INCURRED BY TENANT AS A RESULT OF ANY RELEASE OF HAZARDOUS MATERIALS CAUSED SOLELY BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES OR AGENTS.

     d. QUESTIONNAIRE. Concurrently with the execution of this Lease, Tenant shall complete the Environmental Questionnaire attached hereto as EXHIBIT F (the "QUESTIONNAIRE"). Tenant represents and warrants to Landlord, with the understanding that Landlord will rely on same, that to the best of Tenant's actual current knowledge, the Questionnaire is true and correct in all material respects. "TENANT'S ACTUAL CURRENT KNOWLEDGE" or similar phrase shall mean the actual current knowledge of the signatory of the Questionnaire, provided such person shall have no personal liability in connection therewith. Tenant represents that the signatory of the Questionnaire is the officer of The William Carter Company most likely to have knowledge of the facts represented in this Paragraph 24. Landlord's obligations hereunder are subject to Landlord's receipt and approval of the Questionnaire.

     e. LANDLORD REPRESENTATION. To Landlord's actual current knowledge, there are no Hazardous Materials present on or in the Project that would have an adverse effect on any occupants of the Project. As used herein, the phrase "LANDLORD'S ACTUAL CURRENT KNOWLEDGE" or similar phrase shall mean the actual current knowledge of John Higgins, Vice President of AmberJack, Ltd., managing member of Landlord, without duty of inquiry, provided such person shall have no personal liability in connection therewith. Landlord represents that John Higgins is the representative of AmberJack, Ltd. most likely to have knowledge of the facts represented in this Paragraph 24.

     f. LANDLORD OBLIGATIONS. Except for Hazardous Material contained in products used and stored by Landlord in de minimis quantities for ordinary cleaning and office purposes and except for the acts or omissions of third parties (including other tenants), Landlord shall not bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises or the Project. Landlord, at its sole cost and expense, shall operate the Premises in strict compliance with all Environmental Requirements (hereinafter defined) and shall remediate any Hazardous Materials released on or from the Project by Landlord or its employees in compliance with Environmental Requirements. The foregoing shall never obligate Landlord to remediate a condition that is caused by the acts or omission of any third parties (including, without limitation Tenant or any other tenants unless such remediation is required by applicable law).

25. RULES AND REGULATIONS. Tenant shall, at all times during the Term of this Lease, comply with all rules and regulations at any time or from time to time established by Landlord covering the use of the Premises and the Project. The current rules and regulations applicable to the Project are attached as EXHIBIT H to this Lease. Landlord shall enforce the rules and regulations in a uniform and non-discriminatory manner for all tenants. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation to Tenant for the breach of any rules or regulations by other tenants in the Project.

26. COURTESY PATROLS. TENANT ACKNOWLEDGES AND AGREES THAT, WHILE LANDLORD MAY (BUT SHALL NOT BE OBLIGATED TO) PATROL THE PROJECT, LANDLORD IS NOT PROVIDING ANY SECURITY SERVICES WITH RESPECT TO THE PREMISES AND THAT LANDLORD SHALL NOT BE LIABLE TO TENANT FOR, AND TENANT WAIVES ANY CLAIMS AGAINST LANDLORD WITH RESPECT TO, ANY LOSS BY THEFT OR ANY OTHER DAMAGE SUFFERED BY TENANT IN CONNECTION WITH ANY UNAUTHORIZED ENTRY INTO THE PREMISES OR ONTO THE PROJECT OR ANY OTHER

BREACH OF SECURITY WITH RESPECT TO THE PREMISES OR THE PROJECT, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY OR RESULTS FROM THE NEGLIGENCE OF LANDLORD (EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD). TENANT SHALL BE RESPONSIBLE FOR THE SECURITY OF ITS EMPLOYEES AND OF THE PREMISES AND AGREES TO PROVIDE SAME AT ITS EXPENSE.

27. PARKING. So long as Tenant is not in default under this Lease (after expiration of all applicable notice and cure periods) Tenant shall be entitled to use (a) up to 147 employee vehicle parking spaces in common with other tenants of the Project in those areas designated for non-reserved employee parking and (b) one trailer parking space in front of each dock door in the Premises and (c) parking for vehicles, trucks and trailers in areas designated by Landlord, subject to the conditions set forth in Section 3.a. of this Lease. Landlord may allocate parking spaces between Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Until such time as Landlord allocates the parking spaces, all employee parking shall be adjacent to the space then leased by each tenant and all trailer parking shall be at the docks in each tenant's respective premises. Trailer parking shall not be permitted in any location other than the docks (one trailer per dock), the truck court (subject to the conditions set forth in
Section 3.a. of this Lease) and in any other designated trailer storage areas.

Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. If in the reasonable opinion of Landlord, Tenant and/or its employees, agents, visitors or customers are using more parking spaces than Tenant is entitled to, Tenant shall immediately upon written notice from Landlord cause its employees, agents, visitors or customers to use only the number of parking spaces allocated to Tenant, and in the event Tenant or its employees, agents, visitors or customers continue to use more parking spaces than Tenant is entitled to use after Tenant's receipt of such written notice, an event of default shall be deemed to have occurred under this Lease and, without limitation, Landlord may (but shall not be required to) enforce such parking violations by use of towing or "booting" of vehicles.

In addition to the foregoing, after the fifteenth (15th) month of the Term of this Lease, if Tenant is not in default under this Lease at the time of the request, Landlord shall at Landlord's cost and expense, pave and stripe additional employee and trailer parking spaces subject to the following conditions:

     a. The number, configuration and location of the additional spaces shall be approved by Landlord in its reasonable discretion and shall be similar to the configuration shown on EXHIBIT N attached hereto, provided the number of spaces and amount of paved area will be proportionately reduced to reflect any space removed from the premises pursuant to the Contraction Option (and the fraction used to determine the size of such area shall have a numerator equal to the portion of the Construction Space leased by Tenant after the expiration, termination or exercise of the Contraction Option and the denominator shall be 250,000);

     b. The additional spaces are subject to compliance with all applicable laws, rules and regulations and shall comply with all local zoning and other requirements;

     c. The additional spaces shall not interfere with the rights or access of existing tenants or potential tenants for portions of the Building (including, without limitation the Contraction Space);

     d. The Additional Spaces shall be unreserved and used in common with other tenants in the Building; and

     e. The cost of the Additional Spaces shall be amortized and added to the Base Rent as more particularly described in EXHIBIT D attached hereto.

28.  MISCELLANEOUS.

     a. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     b. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Tenant does hereby covenant and warrant that Tenant is duly organized and validly existing under the laws of its state of formation, and, if such entity is existing under the laws of a jurisdiction other than Georgia, qualified to transact business in Georgia, Tenant has full right and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and each person signing this Lease on behalf of Tenant is duly and validly authorized to do so. Landlord does hereby covenant and warrant that Landlord is duly organized and validly existing under the laws of its state of formation, and, is qualified to transact business in Georgia to the extent required by Georgia law, Landlord has full right and authority to enter into this Lease and to perform all Landlord's obligations hereunder, and each person signing this Lease on behalf of Landlord is duly and validly authorized to do so.

     c. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     d. Tenant agrees from time to time within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. Landlord agrees from time to time within ten (10) business days after request of Tenant, to deliver to Tenant, or Tenant's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Tenant.

          The requesting party shall reimburse the other party's reasonable third party costs associated with the execution of more than two such certificates in a twelve (12) month period.

     e. All obligations and indemnities of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to Base Rent, Operating Expenses, taxes and insurance and all obligations concerning the condition of the Premises. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

     f. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     g. THIS LEASE SHALL NOT BE VALID OR BINDING UNLESS AND UNTIL DULY EXECUTED BY LANDLORD AND TENANT. THIS LEASE, INCLUDING THE EXHIBITS AND ADDENDA, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RELATION TO THE TRANSACTION CONTEMPLATED HEREBY, AND THERE HAVE BEEN AND ARE NO ORAL OR OTHER COVENANTS, AGREEMENTS, REPRESENTATIONS, WARRANTIES OR RESTRICTIONS BETWEEN THE PARTIES HERETO, OTHER THAN THOSE SPECIFICALLY SET FORTH HEREIN. TO BE EFFECTIVE, ANY AMENDMENT OR MODIFICATION OF THIS LEASE MUST BE IN WRITING AND SIGNED BY LANDLORD AND TENANT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES HERETO.

     h. Tenant and Landlord warrant to each other that they have, respectively, had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except The Staubach Company, representing Tenant, and CB Richard Ellis, representing Landlord (collectively, the "BROKER") and that they, respectively, know of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than Broker who claim to represent Tenant with regard to this Lease. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents who claim to represent Landlord with regard to this Lease. Landlord agrees to pay the commission due to Broker in connection with this Lease pursuant to the terms of separate written agreements with each such Brokers.

     i. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia.

     j. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

     k. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, criminal acts by third parties, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay rent or any other amount payable to Landlord hereunder.

     l. The obligations of Tenant under each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

     m. The Short Form Lease and Notice of Purchase Option attached hereto as EXHIBIT O shall be executed by Landlord and Tenant and recorded by Landlord at Tenant's cost in the real property records of Henry County, Georgia. Landlord and Tenant shall execute and record amendments to the Short Form Lease at the time of any amendment to this Lease (which amendments to the Short Form Lease shall be in form and substance similar to the Short Form Lease). Failure to execute any amendment to the Short Form Lease shall not affect the validity or enforceability of this Lease.

     n. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     o. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord's fee estate in the Project and the interest in the Lease created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies. The acquisition by Landlord of Tenant's interests under this Lease shall not result in the merger of Landlord's fee estate with Tenant's interest under this Lease.

29.  LEASING OPTIONS.
     a.   EXTENSION OPTION:

          (i) THREE EXTENSION OPTIONS. Provided that no event of default then exists and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and provided that Tenant has continuously occupied all or a portion of the Premises for the permitted uses during the Term, Tenant (but not any assignee or sublessee) shall have the right and option (the "EXTENSION OPTION") to renew this Lease, by written notice delivered to Landlord no later than six (6) months and no earlier than eighteen (18) months prior to the expiration of the initial Term or the expiration of the applicable Extension Term, as the case may be, for three (3) additional terms (each, an "EXTENSION TERM").

          (ii) TERMS OF EXTENSION OPTIONS. The first Extension Option shall be for a term of three (3) years and the second and third Extension Options shall each be for terms of five (5) years. Each Extension Option shall be under the same terms, conditions and covenants contained in the Lease and shall cover the same space leased by Tenant at the time of Tenant's exercise of the Extension Option, except that:

                 (A) no abatements or other concessions, if any, applicable to the initial Term shall apply to the Extension Terms;

                 (B) the Base Rental for the First Extension Term shall be equal to the Base Rent rate (per square foot of space in the Premises per year) as of the last month of the Initial Term of the Lease plus $0.10 per square foot of space in the Premises per year. For example, if the Base Rent in the last month of the initial term is $1.75 per square foot per year, the Base Rent for the First Term Extension shall be as follows:

                 Months 85-96         $ 1.85
                 Months 97-108        $ 1.95
                 Months 109-120:      $ 2.05

                 (C) the Base Rent for the Second and Third Extension Terms shall be equal to ninety-five percent (95%) of the Market Rate for comparable space located in the Building and in Comparable Buildings in the south Atlanta industrial submarket including the size, quality, utility, and location of such space as of the end of the initial Term or the applicable Extension Term, as applicable, as determined by Landlord. The "MARKET RATE" shall mean the arms length fair market annual rental rate per square foot under renewal leases and amendments entered into on or about the date on which the market rate is being determined for tenants of comparable size and location in the building taking into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes;

                 (D) Tenant shall have no option to extend this Lease beyond the expiration of the third Extension Term or beyond any date on which the First or Second Extension Options either lapse without being timely exercised by Tenant or terminate as provided herein; and

                 (E) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "As Is" basis) at the time the applicable Extension Term commences.

          (iii) PROPOSED EXTENSION RENTAL. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the applicable Extension Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Extension Option. In the event Tenant elects to exercise an Extension Option as set forth above, (A) Tenant shall be irrevocably bound to exercise the applicable Extension Option, subject only to determination of the rental rate (if applicable) and (B) Landlord shall, within fifteen (15) days thereafter, notify Tenant in writing of the proposed rental for the applicable Extension Term (the "PROPOSED EXTENSION RENTAL"). Tenant shall within thirty (30) days following delivery of the Proposed Extension Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Extension Rental. If Tenant accepts Landlord's proposal, then the Proposed Extension Rental shall be the rental rate in effect during the Extension Term.

          (iv) NEGOTIATION OF RATE. Failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed a rejection by Tenant of the Proposed Extension Rental. Should Tenant reject Landlord's Proposed Extension Rental during or at the expiration of such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Extension Rental to determine the rental for the applicable Extension Term. In the event Landlord and Tenant are unable to agree to a rental for the Extension Term during said thirty (30) day period, then the Proposed Extension Rental shall be determined by the arbitration procedure set forth in Exhibit J attached hereto.

          (v) LEASE EXTENSION. Upon exercise of the Extension Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Extension Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Term or any Extension Term shall terminate all remaining extension rights hereunder. The extension rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such extension rights to any assignee.

     b.   RIGHT OF FIRST REFUSAL.

          (i) REFUSAL SPACE. On and after the expiration of the Contraction Option and through the Term of this Lease, Tenant shall have an ongoing right of first refusal with respect to all or any portion of the remaining space in the Building not included in the Premises (the "REFUSAL SPACE"), which right of first refusal shall be exercised as follows: when Landlord has a prospective tenant ("PROSPECT") interested in leasing all or any portion of the Refusal Space, Landlord shall advise Tenant in writing (the "REFUSAL NOTICE") of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease all but not less than all of the Refusal Space identified in the Refusal Notice, under the terms set forth in the Refusal Notice, by providing Landlord with written notice of exercise ("NOTICE OF EXERCISE") within two
                 (2) calendar weeks after the date of the Refusal Notice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with a Refusal Notice if:

                 1. Tenant is in default under the Lease beyond the expiration of any applicable notice and cure periods at the time Landlord would otherwise deliver the Refusal Notice; or

                 2. the Lease has been assigned prior to the date Landlord would otherwise deliver the Refusal Notice; or

                 3. the entire Premises is sublet at the time Landlord would otherwise deliver the Refusal Notice; or

                 4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Refusal Notice.

          (ii) TERMS FOR REFUSAL SPACE. Except as provided below, the term for the Refusal Space shall commence upon the commencement date stated in the Refusal Notice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the business terms stated in the Refusal Notice (except for the termination date as described below) shall govern Tenant's leasing of the Refusal Space and only to the extent that they do not conflict with the Refusal Notice, the terms and conditions of this Lease shall apply to the Refusal Space. The term of the Refusal Space shall be the greater of (A) the term set forth in the Refusal Notice or (B) the term of this Lease (as extended by the exercise of any or all of the Extension Options by Tenant) unless earlier terminated pursuant to the provisions of this Lease. The tenant finish allowance, if any, and all other concessions set forth in the Refusal Notice, if any, shall not be prorated if the term of the Refused Notice is different than the Term of this Lease. If the remaining term of this Lease is greater than the term set forth in the Refusal Notice, Landlord shall include in the Refusal Notice Landlord's designation of the market rent for the Refusal Space during the period between the expiration date of the proposed lease and the expiration date of this Lease (and such rate shall be appropriately adjusted to reflect that no allowances are provided for any term in excess of the term in the Refusal Notice). The Refusal

                 Space shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the parties determine that work will be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. The Refusal Space shall have a configuration reasonably acceptable to Landlord and Tenant and shall be contiguous to the Premises.

          (iii) If the term of the Refusal Space is longer than the remaining term of the Lease, Tenant may (by written notice to Landlord concurrently with its Notice of Exercise) elect to extend the term of the Lease to be co-terminous with the term for the Refusal Space at a rate equal to the rate set forth in the Extension Option section of this Lease for the applicable time period. The documentation of such election shall also adjust the Extension Option to correspond to the extended term for the Lease and/or the Refusal Space so that the Extension Option shall be available to Tenant for the same periods set forth in
                 Section 29.a. of this Lease (provided the Extension Terms shall have the same expiration dates set forth in Section 29.a.

          (iv) TERMINATION OF OPTION. The rights of Tenant hereunder with respect to the Refusal Space identified in the Refusal Notice shall terminate on the earlier to occur of (A) Tenant's failure to exercise its Right of First Refusal within the ten (10) business day period provided in subparagraph (i) above, and (B) the date Landlord would have provided Tenant a Refusal Notice if Tenant had not been in violation of one or more of the conditions set forth in paragraph (i) above. Notwithstanding the foregoing, if (A) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the ten (10) business day period provided in paragraph (i) above, and (B) Landlord does not enter into a lease for the Refusal Space with the Prospect or any other prospect within a period of six (6) months following the date of the Refusal Notice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Refusal Notice as long as there is no more than a ten percent (10%) increase or decrease in size of the Refusal Space identified in the Refusal Notice or no more than a ten percent (10%) reduction in the "bottom line" cost per square foot of the Refusal Space to the Prospect when compared with the "bottom line" cost per square foot under the Refusal Notice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent and any financial concessions. The "bottom line" cost shall determined by subtracting all cash allowances, excluding any allowances to be repaid as an increase in rent, annualized on a per square foot basis from the net effective rent payable per square foot.

     c. PREFERENTIAL LEASING RIGHT. On and after the expiration of the Contraction Option and through the Term of this Lease, Tenant shall have an ongoing right to notify Landlord that it desires to lease some or all of the remainder of the space in the Building that is then available for lease (the "OPTION SPACE") and if Landlord decides to place on the market for lease all or any of the Option Space, Landlord shall first notify Tenant of the portion of such space it intends to place on the market for lease (such notice by either party is hereinafter referred to as an "OPTION NOTICE").

          (i) OPTION NOTICES GIVEN BY TENANT. Tenant's Option Notice to Landlord shall include the Option Space which it proposes to lease or a request that Landlord identify the Option Space which is available for Lease. Landlord shall, within five business (5) days after receipt of Tenant's Option Notice, deliver to Tenant a written notice ("LANDLORD'S RESPONSE"), which shall (A) identify whether the specific Option Space identified by Tenant is available or, if requested by Tenant, shall identify all of the Option Space that is then available for Lease (including the configuration thereof) and (B) include the basic business terms upon which Landlord will lease the space to Tenant as illustrated in subparagraph 29.c.(v), including, but not limited to the allowances, credits and other inducements that Landlord is willing to offer, the date on which Landlord will make the applicable Option Space available to Tenant, and the location(s) of the applicable Option Space.

          (ii) OPTION NOTICES GIVEN BY LANDLORD. Landlord's Option Notice to Tenant shall (A) identify the Option Space which Landlord intends to place on the open market for lease and the location and configuration thereof (including space plans showing the furniture layout, if available) and (B) include the basic business terms upon which Landlord will lease the space to Tenant, including, but not limited to, the allowances, credits and other inducements that Landlord is willing to offer, the usable and area of the applicable Option Space, the date on which Landlord will make the applicable Option Space available to Tenant, and the location(s) of the applicable Option Space.

          (iii) TENANT'S RESPONSE. Tenant shall, within ten (10) business days after receipt of Landlord's Option Notice or Landlord's Response, as applicable, deliver to Landlord written notice ("TENANT'S RESPONSE") in which Tenant (A) accepts all terms in the Option Notice and Landlord and Tenant shall enter into an amendment to this Lease pursuant to and in accordance with this
                 Section 30, (B) accepts the terms in the Option Notice, subject to the condition that the space configuration be further negotiated by the parties for a period of up to ten (10) additional days, at which time Tenant shall be deemed to have rejected the terms in Landlord's Option Notice or Landlord's Response, as applicable, or (c) rejects the terms set forth in the Option Notice.

          (iv) REJECTION OF OPTION NOTICE/FAILURE TO RESPOND. If Tenant's Response rejects the terms and conditions of Landlord's Option Notice or Landlord's Response within the required ten (10) business day period and Tenant's failure to respond to the reminder notice shall be deemed to be a rejection by Tenant of the terms on Landlord's Response, (A) Landlord shall have the right, during the six (6) month period immediately following the expiration of such ten (10) business day period (the "LEASING PERIOD"), to lease to another person or entity all or a portion of the Option Space covered by Landlord's Option Notice on substantially the same or worse economic terms as those contained in Landlord's Option Notice and (B) Tenant's preferential right shall be subordinate to such lease except that any options, expansion rights, preferential leasing rights or similar options for expansion shall be subordinate to Tenant's rights under this Lease. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Option Notice as long as there is no more than a ten percent (10%) increase or decrease in size of the Option Space identified in the Option Notice or no more than a ten percent (10%) reduction in the "bottom line" cost per square foot of the Option Space to the Prospect when compared with the "bottom line" cost per square foot under the Option Notice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent and any financial concessions. The "bottom line" cost shall determined by subtracting all cash allowances, excluding any allowances to be repaid as an increase in rent, annualized on a per square foot basis from the net effective rent payable per square foot. If Landlord is unable to lease the Option Space within the Leasing Period, then Landlord shall once again have to comply with the provisions of this paragraph as to such portion of the Option Space.

          (v) TERMS AND CONDITIONS FOR OPTION SPACE. The Option Space shall be leased to on the same terms and conditions of this Lease, except as follows:

                 (A) BASE RENT. The Base Rent shall be the Base Rent rate then being paid by Tenant for the Premises covered by the Lease at the time of Tenant's delivery of the Option Notice to Landlord.

                 (B) COMMENCEMENT OF RENT. Rent shall commence on the date of the delivery of the Option Space to Tenant, in its as is, where is condition.

                 (C) TERM. The term of Option Space shall commence on the date the amendment to this Lease is executed by each of Landlord and Tenant and shall continue until the expiration of the Lease Term, as extended pursuant to the Extension Options, unless earlier terminated pursuant to the provisions of this Lease.

                 (D) TENANT IMPROVEMENTS. All leasehold improvements shall be performed by the party identified in Landlord's Response (it being agreed that the terms offered by Landlord for the Option Space will vary depending upon the extent of tenant improvements required for the Option Space).

     d. LEASE AMENDMENT. If an amendment to this Lease is required pursuant to the foregoing subsections of this Section 30, Landlord shall prepare a lease amendment (i) adding the applicable space to the Premises, (ii) amending the Rent for the Premises to include the base rent and additional rent for the applicable space, as determined pursuant to this Section, (iii) adding the tenant improvements and allowances, and corresponding work letter(s), if any, and (iv) making such other amendments as are necessary to properly reflect terms regarding the applicable space. Tenant shall execute such amendment within twenty
          (20) days after receipt of such amendment. However, Tenant's failure to execute the amendment shall not affect an otherwise valid exercise of the applicable option and Tenant's exercise of the applicable option shall be fully effective whether or not the amendment is executed.

     e. CONFIGURATION. Notwithstanding anything to the contrary herein, the Option Space and the Refusal Space, as applicable, shall have a configuration reasonably acceptable to Landlord and Tenant and shall, for space leased by Tenant be contiguous to the Premises. Landlord may, but shall not be required to, relocate space offered to Tenant to a non-contiguous part of the Building if the space is leased to a third party so that any remaining space is contiguous to the Premises. In addition, the size of any Option Space or Refusal Space is subject to an increase or decrease in size (not to exceed ten percent (10%) of the originally identified size of the space) in order to properly fit the applicable space into the design of the Building. For example, and without limitation, the configuration of the Option Space or Refusal Space shall not reduce the dock capacity of the Building or unreasonably reduce the marketability of the Building.

     f.   PERMITTED ASSIGNMENT AND SUBLEASING. Notwithstanding anything in this
          Section 29 to the contrary, the prohibition of the exercise of any of the options or rights granted in Section 29 shall not apply to:

          (i)    the assignee or sublessee pursuant to a Permitted Transfer , or

          (ii) an assignee or sublessee for whom Landlord specifically grants written consent for the transfer of all or part of the rights and options of Tenant in this Section 29; provided a general consent or non-specific or ambiguous consent shall never authorize such assignee or sublessee to exercise any of the rights or options in this Section 29.

30.  PURCHASE OPTION.

     a. RIGHT OF FIRST REFUSAL SPACE. On and after the expiration of the Contraction Option and through the forty-eighth (48th) month of the Term of this Lease, Tenant shall have a right of first refusal for the purchase of the Building (the "ROFR"), which right of first refusal shall be exercised as follows: when Landlord receives a bona fide offer to purchase the Property (the "PURCHASE OFFER"), which Purchase Offer may be evidenced by a non-binding letter of intent executed in good faith by Landlord and an unrelated third party, Landlord shall advise Tenant in writing (the "ROFR NOTICE") of the terms under which Landlord is prepared to sell the Building to such Prospect and Tenant may purchase the Building under the terms set forth in the ROFR Notice, by providing Landlord with written notice of exercise ("NOTICE OF PURCHASE") within ten (10) business days after the date of the ROFR Notice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with a ROFR Notice if:

                 1. Tenant is in default under the Lease beyond the expiration of any applicable notice and cure periods at the time Landlord would otherwise deliver the ROFR Notice; or

                 2. the Lease has been assigned prior to the date Landlord would otherwise deliver the ROFR Notice; or

                 3. the entire Premises is sublet at the time Landlord would otherwise deliver the ROFR Notice; or

                 4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the ROFR Notice.

     b. TERMS FOR ROFR. Except as provided below, all of the business terms stated in the ROFR Notice shall govern Tenant's purchase of the Building and only to the extent that they do not conflict with the ROFR Notice, Landlord and Tenant shall mutually negotiate the remaining terms of the purchase and sale agreement so that a binding contract is executed by Landlord and Tenant within twenty (20) days of Tenant's election to purchase the Building.

     c. TERMINATION OF ROFR. The rights of Tenant hereunder with respect to the ROFR Space identified in the ROFR Notice shall terminate on the earlier to occur of (A) Tenant's failure to exercise its Right of First Refusal within the ten (10) business day period provided in subparagraph (i) above, and (B) the date Landlord would have provided Tenant a ROFR Notice if Tenant had not been in violation of one or more of the conditions set forth in paragraph (i) above. Upon such termination, but subject to the following sentence, Landlord may sell the Building to a third party upon the terms set forth in the ROFR Notice or upon terms that are substantially the same as the terms set forth in the ROFR Notice. Notwithstanding the foregoing, if (A) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Purchase within the ten (10) business day period provided in paragraph (i) above, and (B) Landlord does not sell the Building within a period of six (6) months following the date of the ROFR Notice, Tenant shall once again have a Right of First Refusal with respect to such ROFR Space. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the ROFR Notice as long as there is no more than a ten percent (10%) increase or decrease in the "bottom line" cost per square foot of the ROFR Space to the purchaser when compared with the "bottom line" cost per square foot under the ROFR Notice, considering all of the economic terms of the both deals, respectively, including, without limitation, any financial concessions.

     d. EXCEPTIONS TO PURCHASE OPTION. This Purchase Option does not apply to (but shall survive) any transfer of the Building (i) in connection with the exercise of any rights and remedies by a mortgagee that has a loan that is secured by a lien on the Property (including, without limitation, a foreclosure or a deed in lieu of foreclosure or any other transfer by or to such mortgagee) or (ii) any transfer to any affiliate or subsidiary of Landlord or any such mortgagee at any time prior to or following a foreclosure or transfer in lieu of foreclosure.

     e.   PERMITTED ASSIGNMENT AND SUBLETTING. Notwithstanding anything in this
          Section 30 to the contrary, the prohibition of the exercise of any of the option or right granted in Section 30 shall not apply to:

          (i)    the assignee or sublessee pursuant to a Permitted Transfer , or

          (ii) an assignee or sublessee for whom Landlord specifically grants written consent for the transfer of all or part of the rights and options of Tenant in this Section 30; provided a general consent or non-specific or ambiguous consent shall never authorize such assignee or sublessee to exercise any the right or option in this Section 30.

31. ZONING. Based upon and in reliance on the Title Policy, a copy of which Title Policy is attached hereto as EXHIBIT L, Landlord represents to Tenant that, as of March 16, 2000, the land on which the Building is located was classified "M-1" by the applicable zoning ordinances and that such classification allows the following use or uses, subject to compliance with any conditions, restrictions, or requirements contained in said zoning ordinances and amendments thereto, including, but not limited to the securing of necessary consents or authorizations as a prerequisite to such use or uses: light manufacturing which is nuisance free and which does not generate hazardous waste. Without additional investigation, Landlord has no actual current knowledge (as defined in Section 25.e. above in this Lease) of any changes to such zoning classification.

32. CONFIDENTIALITY. Landlord and Tenant covenant and agree that they will not issue any press releases or make similar disclosures to any reporting publication disclosing the monetary terms of this Lease, except as may be required by law and as mutually agreed upon by Landlord and Tenant and except for disclosures to attorneys, accountants and other professionals who are similarly bound to obligations of confidentiality, and to regulators and prospective lenders. Notwithstanding the foregoing, (a) a general press release regarding the general nature of the project shall be permitted if approved by Landlord and Tenant and (b) Tenant shall not use the name "State Farm" in any of its announcements or materials without the prior written approval of Landlord.

33. SATELLITE. Subject to Tenant's compliance with all applicable laws and if Tenant is not in default under this Lease (after expiration of all applicable notice and cure periods) at the time of Tenant's request, and at the time of installation, Tenant (but not any assignee or subtenant except pursuant to a Permitted Transfer) will be allowed to install a Satellite dish of a customary size on the roof of the Building within screened areas to be constructed by Tenant. Landlord has the right to approve all installations on the roof, including, without limitation, the size, type, height and weight of antenna equipment, aesthetic appearance, compliance with governmental regulations and roof and/or structural effects. This satellite dish will be installed at Tenant's expense, subject to Landlord's prior approval of the design and installation of same. Tenant shall protect the integrity of the roof, structure and all building systems from damage in connection with the installation or existence of the satellite dish. The dish shall not be visible from the street and surrounding areas and must meet all codes and laws. Prior to commencement of any work in or about the Building by the Tenant's installer, the installer shall supply Landlord with such customary written indemnities and/or insurance as Landlord deems necessary in its commercially reasonable discretion and, after the installation, shall provide as-built plans. Landlord shall incur no expense whatsoever with respect to any aspect of the installer's provision of its services to Tenant, including without limitation, the costs of installation, materials and services, it being understood and agreed that Tenant shall be fully responsible for all such costs. Except for Landlord's gross negligence and willful misconduct, Landlord shall have no responsibility whatsoever for the delivery, installation, use, operation, demolition or removal of any communications equipment installed by or on behalf of Tenant. Tenant and its installer shall abide by such commercially reasonable rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building and Landlord. Tenant shall repair any damage to the Building or rooftop of the Building caused by the installation, use or removal of any telecommunications equipment. Tenant shall be required to remove all of its dish and antennae equipment (excluding wiring) immediately upon the expiration or earlier termination of the Lease. Landlord's approvals required under this paragraph shall not be unreasonably withheld, delayed or conditioned.

34. BACK-UP GENERATOR AND FUEL TANK. Tenant shall be permitted to install and operate a generator and fuel tank upon Tenant's satisfaction of the following conditions:

     (a.) Landlord shall have the right to review and approve the brand, design, proposed installation method and contractor for the proposed generator and tank;

     (b.) Tenant shall execute such additional documentation and indemnities regarding the installation, maintenance, operation and removal of the fuel tank and generator that may be required by Landlord in its reasonable discretion and setting forth commercially reasonable requirements for Tenant's insurance regarding the proposed generator and tank;

     (c.) Tenant shall be responsible for all costs associated in any way with the generator and fuel tank, including, without limitation Landlord's costs of professionals (including without limitation, engineers and attorneys) to review and document the addition of the generator and fuel tank;

     (d.) Tenant shall comply with all applicable laws regarding the installation, maintenance, operation and removal of the generator and fuel tank;

     (e.) Tenant shall remove the generator and fuel tank prior to the expiration of the term of this Lease and restore the Complex to its original condition, normal wear and tear and casualty and condemnation excepted;

     (f.) Tenant shall provide all environmental insurance reasonably required by Landlord with regard to the generator and fuel tank and, except to the extent of any applicable insurance carried by Tenant, the waiver of subrogation shall not apply with regard to damage caused due to the installation, maintenance, operation or removal of the generator and fuel tank;

     (g.) Landlord shall determine the location for the generator and fuel tank and the location of the riser for the connection of the generator to Tenant's Premises in its sole discretion; and

     (h.) The location of the generator and tank and Tenant's right to install the generator are subject to the rights of other tenants in the Building at the time of Tenant's request for installation of the generator and is subject to applicable law, and, without limitation, if applicable law then requires payment of any additional fees or taxes in order to operate a generator or fuel tank, Tenant shall be responsible for same and for any increased costs associated with the addition of the generator to the Complex.

35. USURY. If from any circumstances whatsoever, fulfillment of any provision of this Lease at the time performance of such provision shall be due shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Lease that is in excess of the current limit of such validity. Without limiting the generality of the foregoing, in the event that the circumstances of disbursement, repayment or collection, or any circumstances affecting this Lease, are such that collection of any fee, default charge, late charge or other interest or charge, together will all other interest payable by Tenant should result in the charging of interest in excess of five percent (5.0%) per month in violation of Section 7-4-18 of the Official Code of Georgia Annotated ("O.C.G.A."), then such fee, default charge, late charge or other interest or charge shall be automatically reduced (and if collected, shall be rebated) to the extent necessary to comply with O.C.G.A.
Section 7-4-18. For purposes of determining whether the rate of interest exceeds the highest lawful rate, all sums paid or to be paid with respect to the indebtedness which are deemed interest for purposes of determine usury under applicable law shall be deemed to accrue throughout the term of this Lease (or such longer period of time permitted by applicable law) although the same may be computed and paid at specified times.

36. EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated in this Lease and made a part hereof for all intents and purposes.

          Exhibit A      Description of Premises
          Exhibit B      Legal Description of Land
          Exhibit C      Project Site Plan
          Exhibit D      Work Letter
          Schedule D-1   Contractor Insurance Requirements
          Exhibit D-1    Specifications for Tenant Improvements (including
                         Additional Improvements)
          Exhibit E      Acceptance of Premises Memorandum

          Exhibit F      Environmental Questionnaire
          Exhibit G      Intentionally Deleted
          Exhibit H      Rules and Regulations
          Exhibit I      Confidentiality Agreement
          Exhibit J      Arbitration Procedure
          Exhibit K      Intentionally Deleted.
          Exhibit L      Owner's Title Policy
          Exhibit M      Contact Information for Work Letter
          Exhibit N      Parking Spaces
          Exhibit O      Short Form Lease and Notice of Right of First Refusal
                         to Purchase

37. COUNTERPART AND FACSIMILE EXECUTION. This Lease may be executed by facsimile in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


LANDLORD:                                      TENANT:

Eagle Trade Center, L.L.C., a Delaware         The William Carter Company
limited liability company                      a Massachusetts corporation

By:  AmberJack, Ltd., an Arizona corporation
     Its managing Member                       By:
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------
                                               Date:
                                                     ---------------------------
     By:
         -----------------------------------
     Name:
           ---------------------------------
     Title:
            --------------------------------
     Date:                                     Attest:
           ---------------------------------           -------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------
     Attest:                                   Date:
             -------------------------------         ---------------------------
     Name:
           ---------------------------------
     Title:
            --------------------------------
     Date:
          ----------------------------------

                                    EXHIBIT A

                                    PREMISES

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of January 17, 2003 by and between Eagle Trade Center, L.L.C., a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the Premises known as Suite 100, Eagle's Landlord Trade Center 3, Stockbridge, Henry County, Georgia.

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF THE LAND

This Exhibit is attached to and made a part of that certain Lease Agreement dated January 17, 2003 by and between Eagle Trade Center, L.L.C., a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the Premises known as Suite 100, Eagle's Landlord Trade Center 3, Stockbridge, Henry County, Georgia.

TRACT I:

All that certain tract or parcel of land lying and being in Land Lot 1, 12th District, Henry County, Georgia, being more particularly described as follows:

To find the true point of beginning, commence at the point of intersection of the Northeasterly right of way line of Eagle's Landing Parkway (200' r/w) and the Northwesterly right of way line of the Norfolk Southern Railroad (150' r/w); thence, running with the aforesaid right of way line of Eagle's Landing Parkway in a generally Northeasterly direction 440.71 feet to an 1/2" iron pin set at the true point of beginning; thence, leaving the aforesaid true point of beginning

          1. 639.58 feet along the arc of a curve deflecting to the right and having a radius of 1173.24 feet and a chord bearing and distance of North 59 DEG. 33' 40" East 631.69 feet to a 1/2" iron pin found; thence, leaving the aforesaid right of way line of Eagle's Landing Parkway
          2. South 35 DEG. 26' 53" East, 624.86 feet to a 1/2" iron pin found; thence
          3. South 51 DEG. 39' 00" West, 536.35 feet to a 1/2" iron pin set; thence
          4. North 42 DEG. 59' 19" West, 713.34 feet to a 1/2" iron pin set at the point of beginning, containing 405,585 square feet or
                 9.31 acres of land.

TRACT II:

All that tract or parcel of land lying and being in Land Lot 1, 12th District and Land Lot 16, 6th District, Henry County, Georgia.

BEGINNING at a 1/2" rebar found on the Southerly r/w line of Eagle's Landing Parkway (200' r/w) at a point which is 1080.45 feet Easterly along the Southerly r/w line of Eagle's Landing Parkway from its intersection with the Northerly r/w line of Norfolk and Southern Railroad (150' r/w at this point), and running thence along a curve to the right having an Arc length of 308.12 feet along the right of way of Eagle's Landing Parkway, said curve having a radius of 1173.24 feet with a chord distance of 307.24 feet with a chord bearing of North 82 DEG. 44' 42" East; thence South 89 DEG. 43' 59" East a distance of 841.61 feet along the right of way of Eagle's Landing Parkway to an iron pin; thence leaving said Road r/w South 67 DEG. 43' 46" East a distance of 334.78 feet to a point;
thence South 60 DEG. 44' 53" West a distance of 804.97 feet to an iron pin; thence South 03 DEG. 20' 56" East a distance of 403.75 feet to an iron pin; thence South 42 DEG. 33' 57" East a distance of 448.46 feet to a point; thence South 45 DEG. 39' 03" West a distance of 492.64 feet to an iron pin located on the Northeasterly r/w line of the Norfolk and Southern Railroad right of way (250' r/w at this point); thence North 64 DEG. 24' 05" West a distance of
459.67 feet to an iron pin; thence South 25 DEG. 35' 55" West along the Westerly r/w line of said Norfolk and Southern Railroad r/w line 50.00 feet to an iron pin located on the Northerly r/w line of said Norfolk and Southern Railroad r/w line (150' r/w at this point); thence along a curve to the right having an Arc length of 351.34 feet in the Norfolk

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and Southern right of way, with a radius of 2128.68 feet with a chord distance of 350.95 feet with a chord bearing of North 59 DEG. 40' 23" West to an iron pin; thence continuing along said r/w line North 54 DEG. 56' 40" West a distance of 350.44 feet to a 1/2" rebar found; thence leaving said Railroad r/w North 51 DEG. 39' 00" East a distance of 841.35 feet to an iron pin; thence North 35 DEG. 26' 53" West a distance of 624.86 feet to a 1/2" rebar found and the POINT OF BEGINNING, containing 30.61 Acres, more or less.

                                    EXHIBIT C

                                PROJECT SITE PLAN

This Exhibit is attached to and made a part of that certain Lease Agreement dated January 17, 2003 by and between Eagle Trade Center, L.L.C., a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the Premises known as Eagle's Landing Trade Center 3, Suite 100.

                                    EXHIBIT D

                                   WORK LETTER

This Exhibit is attached to and made a part of that certain Lease Agreement dated January 17, 2003 by and between Eagle Trade Center, L.L.C., a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the Premises known as Suite 100, Eagle's Landlord Trade Center 3, Stockbridge, Henry County, Georgia.

1.   APPLICATION OF EXHIBIT

     Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "TENANT IMPROVEMENTS") as more particularly described in Exhibit D-1 attached hereto::

                      Defined Term               Approximate square footage             Allowance
                 -------------------------  ------------------------------------  --------------------
                  "Warehouse Premises"                    487,200                   See Exhibit D-1

                 "Maintenance Premises"                     300                     $         35.00

                   "Shipping Premises"                     2,500                    $         35.00

                    "Office Premises"         15,000 (including 5,000 sq. ft.       $         35.00
                                                mezzanine and including the
                                            computer room which may be located
                                                outside of the office area)

                       Guard Shack                          N/A                     $     15,000.00

                 Equipment Wash Station                     N/A                     $     10,000.00

          The Maintenance Premises, Shipping Premises and Office Premises are collectively referred to herein as the "ALLOWANCE PREMISES."

2.   LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

     (a) WORKING DRAWINGS. The architect for the Tenant Improvements has been selected by agreement of Landlord and Tenant and is Randall Paulson (the "ARCHITECT"). The Architect shall prepare working construction drawings for the Tenant Improvements (the "WORKING DRAWINGS") which shall include either in narrative or other form, information to provide the Contractor with adequate detail to construct the Tenant /Improvements, without limitation, architectural, engineering (including mechanical, electrical and plumbing ("MEP")) and design drawings showing the locations and numbers of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, floor loads and other requirements, and a list of all specialized installations and specifications required by Tenant for its use of the Office Premises, the Shipping Premises and the Maintenance Premises. The Working Drawings shall also include power, phone and data locations in the Warehouse Premises. The Working Drawings (i) shall be subject to the final approval of both Landlord and Tenant, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City of Stockbridge or County of Henry or with insurance requirements for a comparable industrial building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The Working Drawings shall be prepared based upon the Specifications for Tenant Improvements attached hereto as Exhibit D-1. In the event an items is not addressed in sufficient detail on Exhibit D-1, the Working Drawings shall reflect the commercially accepted base building standard for Comparable Buildings (as defined in Section 8.b. of the Lease.

     (b) COST OF WORKING DRAWINGS. The costs associated with preparation of the Working Drawings for the Allowance Premises and for the Warehouse Premises shall be paid by Landlord and shall not be paid from the Allowance.

     (c) APPROVAL OF WORKING DRAWINGS. Within seven (7) business days after the initial proposed Working Drawings are delivered to Tenant, Tenant shall approve or disapprove same in writing and if disapproved, Tenant shall provide the Architect specific reasons for disapproval; provided that Tenant shall respond within five (5) business days after receipt of any revised Working Drawings. The foregoing process shall continue until the Working Drawings are approved by Landlord and Tenant; provided that if Tenant fails to respond in the initial seven (7) business day period or any subsequent five (5) business day period, Tenant shall be deemed to have approved the last submitted Working Drawings. For purposes of approval of any items required by this Work Letter, the item will be considered delivered to Landlord or Tenant upon delivery to any of the individuals listed on EXHIBIT M for Tenant, Landlord or the Architects, respectively. All deliveries required under this Work Letter shall be deemed delivered when sent by any method of delivery (including email and facsimile) for which receipt is either confirmed by the applicable party or by the delivery service (including electronic verification if confirmed by telephone contact with the recipients). Landlord is solely responsible for determining that the Working Drawings comply with all applicable building, fire, plumbing, electrical, health, and sanitary codes, regulations, laws, ordinances, rules and regulations of any applicable governmental authority. In order to expedite the construction schedule, Landlord may submit Working Drawings to Tenant separately for the Warehouse Premises, the computer room, the Office Premises, the Shipping Premises and the Maintenance Area and for any other areas for which separate Working Drawings are prepared by Architect. Each set of Working Drawings shall be subject to the foregoing procedure for the review and approval of same. Landlord shall be responsible for verification that all such separate Working Drawings together represent all of the Tenant Improvements contemplated by Tenant's Space Plan.

     (d) CONTRACTOR. Landlord's Contractor shall be Conlan Construction ("CONTRACTOR"). Tenant hereby approves the Contractor.

     (e) TENANT'S CONSULTANT. Tenant's construction consultant ("TENANT'S CONSULTANT") shall be approved by Landlord in its reasonable discretion and shall be selected by Tenant prior to the commencement of construction. Subject to the terms of the Lease and this Work Letter, Landlord will cooperate with commercially reasonable requests by Tenant's Consultant.

3.   BUILDING PERMIT

          After the final approval of the Working Drawings by Landlord and Tenant has occurred ("FINAL APPROVAL") and the Contractor has been selected, the Contractor shall submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval, no changes shall be made to the Working Drawings, without the prior written approval of both Landlord and Tenant.

4.   CONSTRUCTION OF TENANT IMPROVEMENTS

     In the event the Working Drawings do not comply with any applicable laws, codes or regulations, all costs resulting from such non-compliance shall be paid by Landlord or paid from the Allowance to the extent the Allowance is sufficient to pay for such costs. Landlord shall see that the construction complies with any and all restrictive covenants and/or deed restrictions applicable to the Premises.

     Landlord shall use commercially reasonable efforts to cause the Contractor to promptly complete the construction of the Tenant Improvements in substantial conformance with the Working Drawings in a good and workman like manner using first-class materials. The Construction Contract shall for the Allowance Premises only, at a minimum, require (i) the construction of the Tenant Improvements for a stipulated sum contract, based on the Working Drawings; (ii) Tenant's right to review and approve all Contractor pay applications (which approval shall not be unreasonably withheld or delayed by Tenant); and (iv) evidence of the insurance of the Contractor set forth in SCHEDULE 1 attached hereto in the amounts set forth on
     SCHEDULE 1 attached to this Exhibit and any other insurance required by Landlord, and naming Landlord and Tenant as an additional insured on all liability insurance policies. Such Construction Contract price for the Allowance Premises shall be subject to adjustment based on any changes to the Working Drawings required by Tenant in accordance with this Work Letter. The Construction Contract price for the Allowance Premises may not be increased by change order or otherwise, without Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

5.   TENANT IMPROVEMENT COSTS

     (a) TENANT IMPROVEMENTS PROVIDED BY LANDLORD. Landlord will initially provide at no additional cost to Tenant, the improvements for the Warehouse Premises described on EXHIBIT D-1 attached hereto. Any changes to the scope of these described improvements shall be made at Tenant's sole cost and expense. Except where specific materials are listed on Exhibit D-1, the described improvements will be completed using building standard materials that are consistent with the building standard used for Comparable Buildings. Landlord shall not be responsible for any above-building standard materials or methods that are not specifically listed on Exhibit D-1, including, without limitation, any such above Building standard items that may be required by Tenant and changes in the base Building structure.

     (b) ALLOWANCE. Landlord shall pay for the costs of the Tenant Improvements for the Allowance Premises, provided such costs shall not exceed the Tenant Improvement allowance (the "ALLOWANCE") set forth in the chart in paragraph 1 of this Work Letter and more particularly described in EXHIBIT D-1 attached hereto. The Allowance shall be applied toward the cost of the purchase and construction of the Tenant Improvements for the Allowance Premises, including without limitation the following:

          (i) Construction work for completion of the Tenant Improvements for the Allowance Premises as reflected in the Construction Contract;

          (ii) All contractors' charges, general condition, performance bond premiums and construction fees relating to the Allowance Premises;

          (iii) Tenant Improvements as shown on the approved Working Drawings for the Allowance Premises;

          (iv) Any modifications, alterations or changes to the Tenant Improvements from the Working Drawings for the Allowance Premises or for the remainder of the Premises, including, without limitation any elevator that may be required by Tenant or by applicable law for the mezzanine;

          (v) any costs resulting from a Tenant Delay for any of the Tenant Improvements (including without limitation the Warehouse Premises);

          (vi) Construction management fee for Landlord's construction manager not to exceed 5%, if any, payable in connection with the work for the Allowance Premises or for any changes to the work for the Warehouse Premises (it being agreed that the Contractor may also charge a commercially reasonable construction management fee that will be included in the Allowance; and

          (vii) Any design, engineering and consulting fees payable in connection with the work for the Allowance Premises or for any changes to the work for the Warehouse Premises.

     (c) CONTRACTION SPACE IMPROVEMENTS. Except as specifically set forth on Exhibit D-1, Landlord shall not provide any Tenant Improvements to the Contraction Space. Any other improvements may be added at a later date at Tenant's sole cost (subject to the requirements of this Lease for Tenant Alterations).

6.   COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S EXPENSE

     (a) COST APPROVAL. Tenant shall pay the excess of the cost of the Tenant Improvements for the Allowance Premises over the amount of the Tenant Improvement Allowance available to defray such costs.

     (b) FINAL COSTS. Within sixty (60) days after completion by Landlord of the Tenant Improvements, Landlord shall determine the actual final costs of the Tenant Improvements for (i) the Allowance Premises, (ii) any Tenant Delays for the Allowance Premises or for the Warehouse Premises and (iii) costs of changes to the Working Drawings for the Allowance Premises or for the Warehouse Premises (collectively, the "FINAL COSTS") AND shall submit a written statement of such amount to Tenant.

     (c) PAYMENT OF EXCESS COSTS. In the event the Final Costs exceed the Allowance (such amounts exceeding the Tenant Improvement Allowance being herein referred to as the "EXCESS COSTS"), Tenant shall pay the estimated Excess Costs to Landlord within forty five (45) days after approval of the Tenant Improvement Costs. Landlord will provide Tenant with the option to amortize these Excess Costs over an approximately ten (10) year period at an interest rate of ten percent (10%) per annum. Tenant may elect such option within thirty (30) days of receipt of Landlord's invoice for Excess Costs (not to exceed $250,000.00) by written notice to Landlord. Upon such election an amendment to this Lease will be executed within thirty (30) days of Landlord's receipt of Tenant's election to document the addition of such Excess Costs to Tenant's Base Rent payments. The Excess Costs will be fully amortized over a period equal to 120 months minus the number of months (and partial months) between the Commencement Date and the date of the execution by both parties of the amendment to this Lease that documents the adjusted Base Rent payments.

     (d) CREDIT OF UNUSED ALLOWANCE. In the event the Final Costs are less than the Allowance, the unused portion of the Allowance may be used by Tenant as a credit against Base Rent under the Lease.

     (e) STATEMENTS FINAL. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute additional rental payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

7.   CHANGE ORDERS

     (a) Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing and permitting costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started. Tenant shall pay the amount of the increased cost, if any, attributable to such change order within forty-five (45) days of the completion of such change order. Notwithstanding the foregoing, for change orders for the Allowance Premises, (i) Tenant may include the costs of such change orders in the Allowance and (ii) Tenant shall have the option to treat such change orders costs as Excess Costs and pay such costs as Base Rent using the procedure and terms set forth above in Section 6.(c).

8.   COMMENCEMENT DATE AND TENANT DELAYS
     Notwithstanding anything to the contrary in Paragraph 1 of the Lease, the Term of the Lease shall commence on the later to occur of (x) April 1, 2003 and (y) the earlier of substantial completion of the Tenant Improvements, as adjusted for Tenant Delays and force majeure or commencement of business operations in all or part of the Premises. For purposes of this subsection, the "commencement of business operations" shall mean Tenant's commencement of the distribution of products from the Premises, but shall not mean Tenant's receipt of inventory and installation of the Installed Equipment, as defined below in Section 12 of this Exhibit D. In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("TENANT DELAYS"). Tenant Delays shall include, but are not limited to delays caused by or resulting from any one or more of the following:

     (a) Tenant's failure to timely review and reasonably approve the Working Drawings or to promptly cooperate with the Architect and furnish information to Landlord for the preparation of the Preliminary Plans and Working Drawings;

     (b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

     (c)  Change orders requested by Tenant;

     (d) Interference by Tenant or by Tenant's agents, employees or contractors with Landlord's construction activities;

     (e) Tenant's failure to reasonably approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

     (f) Tenant's requested changes in the Preliminary Plans, Working Drawings or any other plans and specification after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

     (g) Tenant's failure to reasonably approve written estimates of costs in accordance with this Work Letter;

     (h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premise; and

     (i) Landlord's failure to obtain Certificate of Occupancy (or its equivalent) due to the status or condition of Tenant's installation of equipment.

     If the Commencement Date of the Lease is delayed by any Tenant Delays, then substantial completion of the Tenant Improvements shall be deemed to have occurred on the date substantial completion would have occurred absent any Tenant Delays and the Commencement Date of the Lease and the payment of rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

          The term "SUBSTANTIAL COMPLETION" shall mean when the Tenant Improvements are sufficiently completed so that the Tenant can reasonably use the Premises for the commencement of business, including without limitation, each of the following events have occurred:

     (a) The Tenant Improvements have passed all governmental inspections and all conditions have been met to allow for lawful occupancy of the Premises; and

     (b) The Tenant Improvements shall have been substantially completed (except for punch-list items to be completed within sixty (60) days of the date on which Landlord and Tenant agree upon the punch-list items) in accordance with the Working Drawings and the Architect shall have certified to Tenant that such substantial completion has occurred.

     (c) As used herein, the term "FORCE MAJEURE" shall mean a delay which is due to strikes, riots, acts of God, shortages of labor or materials (as opposed to Tenant's selection of specific items that are not available but alternative selections are available), war, terrorism, governmental action or inaction beyond the control of Landlord, or other similar causes beyond the reasonable control of Landlord or Tenant, all which arise after the execution of the Construction Contract, including without limitation, failure of the appropriate governmental authorities to issue approvals and permits required for the construction of the Tenant Improvements.

9.   TRADE FIXTURES AND EQUIPMENT

     Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.  CLOSE-OUT DOCUMENTATION

     Notwithstanding anything to the contrary contained in this Exhibit, in addition to any other requirements set forth herein, Landlord shall deliver to Tenant all of the following as soon as possible following Substantial Completion of the Tenant Improvements, but not later than forty-five (45) days thereafter:

     (a) The originals or copies of operation and maintenance manuals received from the Contractor for all building systems serving the Premises.

     (b) The originals or copies of all guarantees and warranties obtained by Landlord in connection with the construction of the Tenant Improvements.

     (c) Copies of the final as-built plans and specifications for the Tenant Improvements.

          Landlord shall cause the Contractor provide to Tenant within forty-five (45) days after Substantial Completion of the Tenant Improvements, a list of the name, address and telephone number of all contractors and subcontractors that have supplied labor or furnished a major component of materials or equipment to the Premises on behalf of Landlord. Landlord shall cause Contractor to complete all punch-list items within sixty (60) days of the date on which Landlord and Tenant agree upon the punch-list items.

11.  WARRANTIES

     Landlord shall assign to Tenant on a non-exclusive basis all guarantees and warranties received by Landlord in connection with the Tenant Improvements. Landlord shall obtain a customary warranty from the Contractor covering the Tenant Improvements.

12.  TENANT'S INSTALLATION OF EQUIPMENT AND INVENTORY.

          (a) Installed Equipment. To the extent permitted by applicable laws and zoning ordinances, commencing on or after the later of March 1, 2003 or sixty (60) days following Landlord's approval of the Working Drawings, Tenant may during normal business hours, prior to the Commencement Date personally, or through others, store inventory, install racks, conveyor equipment and other personal property in the Premises (the "INSTALLED EQUIPMENT"). Prior of the commencement of the installation of the Installed Equipment, Tenant (a) will obtain all permits or approvals required by any Governmental Authorities for the installation of such Installed Equipment and (b) insurance certificates and appropriate waivers of subrogation shall be provided to Landlord as provided in the Lease. Tenant acknowledges that the exact installation schedule for the Installed Equipment will have to be determined as construction progresses and Tenant and Landlord agree to work together to determine an appropriate schedule for the installation. Without limitation, Tenant shall provide to Landlord a detailed description of the desired installation activities and timing, which schedule and activities shall be subject to the reasonable approval of Landlord and Contractor; provided the foregoing is only intended to give Landlord and Contractor the ability to impose reasonable requirements to protect the timing of the completion of the Tenant Improvements and to appropriately provide for the safety and cooperation of the Contractor's and Tenant's contractors and mechanics. Tenant shall install the Installed Equipment in a manner which will not delay the anticipated completion of the Tenant Improvements by the scheduled Commencement Date. Any delay attributable to the installation of the Installed Equipment by Tenant shall be a Tenant Delay. If applicable, Tenant shall be responsible for the removal of the Installed Equipment in the event of any casualty or condemnation affecting the Premises unless Tenant elects not to remove the same in which case Landlord shall take ownership thereof and the provisions in Section 16 of the Lease relating to the transfer to Landlord of Abandoned Installed Equipment shall apply.

          (b) Access. Landlord shall give those persons who are installing the Installed Equipment reasonable access to the Premises, which access shall not unreasonably interfere with the Contractor or any of its subcontractors. The obligations of Tenant contained in this Section 11 shall survive the termination of this Lease. Tenant will comply with the terms of the Lease regarding the installation of the Installed Property, including, without limitation, the terms regarding Alterations in Section 7 and the terms regarding mechanic's liens in
                 Section 23 of the Lease.

          (c) INDEMNITY. EXCEPT TO THE EXTENT ANY DAMAGES, ACTIONS, LIABILITIES AND EXPENSES ARE COVERED BY PROPERTY INSURANCE REQUIRED TO BE MAINTAINED BY EITHER PARTY HEREUNDER, TENANT WILL INDEMNIFY, DEFEND AND HOLD LANDLORD AND ITS AFFILIATES AND SUBSIDIARIES, AND ITS EMPLOYEES, AGENTS, SUCCESSORS, ASSIGNS, OFFICERS, MEMBERS AND DIRECTORS HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, DAMAGES, LIABILITY AND EXPENSE IN CONNECTION WITH BODILY INJURY, DEATH, AND DAMAGES TO PROPERTY ARISING FROM OR OUT OF THE USE AND OCCUPANCY BY THE TENANT OF THE PREMISES OR ANY PART THEREOF, INCLUDING WITHOUT LIMITATION, ANY AND ALL LIENS, LOSS, COSTS AND EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, RELATING TO THE INSTALLATION AND, IF APPLICABLE, REMOVAL OF THE INSTALLED EQUIPMENT.

                                   SCHEDULE I
                                  TO EXHIBIT D

                        CONTRACTOR INSURANCE REQUIREMENTS

     The Contractor shall purchase and maintain commercial general liability insurance as required to protect himself and the Owner from claims set forth below which may arise out of or result from operations of the Contractor or any subcontractor under the Contract, whether such claims arise during Contract performance or subsequent to completion of operations under the Contract and whether such operations be by himself or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. Insurance shall be purchased from a company licensed to do business in the state in which the Project is located.

          Claims under Workers' Compensation, disability benefit and other similar employee benefit acts.

          Claims for damages because of bodily injury, occupational sickness or disease, or death of its employees and claims insured by usual personal injury liability coverage.

          Claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees and claims insured by usual personal injury liability coverage.

          Claims for damages other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom.

          Claims for damages insured by usual bodily injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or
     (2) by any other person.

          Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

     Contractor's liability insurance shall be written on commercial general liability form with all coverages indicated. Coverage shall be on an "occurrence" basis not an "accident" basis. The insurance specified shall be considered as minimum requirements. The Contractor is responsible for providing any additional insurance he deems necessary to protect his interest from other hazards or claims in excess of the minimum coverage. Coverages shall include:

          Products - Completed operations
          Blanket Contractual - With exclusions relating to construction operations deleted
          Property Damage
          Personal Injury
          Blanket Explosion, Collapse and Underground Property Damage Independent Contractors
          Umbrella, Excess Liability

     The insurance required shall be written for not less than any limits of liability specified below or required by law, whichever is greater, and shall include contractual liability insurance as applicable to the Contractor's obligations. The Contractor's minimum limits of liability are as follows:

     Worker's Compensation based on statutory requirements including employers liability with a limit of $100,000 for each employee. All worker's compensation policies shall carry the "all states" endorsement.

     Contractors public liability, including bodily injury and death, and property damage liability with a minimum combination single limit of $1,000,000 with Eagle's Trade Center, L.L.C. and The William Carter Company as additional insureds. The insurance coverage can be provided under a commercial general liability policy or under a combination of the comprehensive general liability coverage and umbrella or excess liability coverage. The above coverage or combination of coverage must provide a minimum total annual aggregate limit of $5,000,000 for products liability including completed operations, and a separate annual aggregate limit of $5,000,000 for all other coverage.

     Products Liability including completed operations with public liability and property damage liability combined limit of $1,000,000 each occurrence and $2,000,000 annual aggregate. This liability insurance shall be continued in force for no less than two years after final acceptance of the work.

     Independent Contractor's liability insurance with a public liability and property damage liability combined limit of $1,000,000 for each occurrence and $5,000,000 annual aggregate.

     Blanket contractual liability with a public liability and property damage liability combined limit of $1,000,000 each occurrence and $5,000,000 annual aggregate.

     Comprehensive automobile liability insurance including owned, hired and non-owned vehicles with minimum combination single limit of $1,000,000 each occurrence for personal injury liability including without limitation bodily injury and death and property damage liability. This insurance coverage can be provided under a comprehensive automobile liability policy, or under a combination of the comprehensive automobile liability coverage and umbrella or excess liability coverage.

                                   EXHIBIT D-1

                     SPECIFICATIONS FOR TENANT IMPROVEMENTS
                       (INCLUDING ADDITIONAL IMPROVEMENTS)

A. TENANT IMPROVEMENTS PROVIDED BY LANDLORD AT LANDLORD'S COST: Pursuant to the Work Letter to which this Exhibit D-1 is attached, Landlord shall provide the following Tenant Improvements at Landlord's cost (and not as part of the Allowance):

     1.   SECURITY:

          - Approximately 4,300 lineal feet of 8 foot high 9 gauge 2" mesh metal chain link fencing at site perimeter with 20 foot wide rolling gate with a 1hp electric operator with safety loops and three (3) button station.

          - 140 lineal feet of 8 foot high 9 gauge 2" mesh metal chain link fence for the maintenance area with a 10 foot wide rolling gate and a 3 foot wide X 7 foot high personnel gate.

          - Note: Guard shack located at main entrance is not included on Landlord's work and will be provided as separate Allowance item of $15,000.00.


     2.   HEAT/VENTILATION/AIR CONDITIONING:

          - Gas-fired unit heaters for the Warehouse Premises to maintain 45 degrees inside when 17 degrees outside.

          - Ventilation system for the Warehouse Premises that will accommodate a minimum of five (5) air changes per hour with all doors closed when the space is 65% racked through roof mounted exhaust fans and wall louvers.

          - Roof mounted exhaust fan near the maintenance and lift truck battery charging areas.

     3.   ELECTRIC:

          - 3,000 amps, 277/480 volt, three phase, four wire electrical service for the Warehouse and Office Premises, subject to value engineering and the final equipment design.

          - Distribution of the electrical power to the lift truck battery charging station (including forty (40) 20 amp 3-phase 480 volt non fused disconnects).

          - Four (4) dedicated-isolated ground power outlets near the maintenance area.

          - Ten (10) dedicated-isolated ground power outlets near the shipping area.

          - Twenty (20) dedicated-isolated ground power outlets near the packing area.

          - Ten (10) outlets strategically located on the ceiling for RF and PA systems

          -      Install service outlets at 56 dock doors.

          - Standard electrical distribution in the Office Area included in the Office Allowance.

          - Forty (40) additional service outlets in miscellaneous locations around the facility.

     4.   FLOOR:

          - Caulking of interior floor joints in the loading bays for the entire building with Metzger/McGuire MM 80 semi rigid epoxy joint filler.

          - 4,000 SF of epoxy flooring at the battery charging and maintenance areas.

     5.   MAINTENANCE AREA:

          - One (1) Bradley Model S19-220 wall mounted emergency eye wash unit near battery charging area.

          - Note: Equipment wash station is not included in Landlord's work for the Maintenance Area and will be provided as a separate Allowance item at an allowance of $10,000.

     6.   LIGHTING:

          - General warehouse lighting consisting of 400 watt metal halide fixtures to provide an average 35-foot-candles at 30" above the finished floor based on an OPEN FLOOR PLAN.

          - If Tenant's rack layout and work plan is included in the Working Drawings, Landlord will provide lighting for the initial 240,000 square feet in the Warehouse Premises (excluding office areas) consisting of:

                   (a) for up to 60% of the Warehouse Premises, 400 watt metal halide fixtures to provide an average 35-foot-candles at 30" above the finished floor based on a RACKED FLOOR PLAN, and

                   (b) for up to 20% of Warehouse Premises consisting of 400 watt metal halide light fixtures to provide 50 foot candles at 30" above the finished floor based on an OPEN FLOOR PLAN.

          - In order to allow Landlord to provide Tenant with 35-foot candles at 30" above the finished floor based on a RACKED FLOOR PLAN as set forth in item D.1. below, Landlord will initially install 20-foot candles at 30" above the finished floor in the 250,000 SF of the Warehouse Premises that are not included the initial 240,000 SF of the Warehouse Premises.

     7.   PAINTING:

          -      Paint all interior walls white.

     8.   LOADING:

          -      104 (9'X 10') loading dock doors

          - Two 12'X 14' automatic drive-in doors with windows (provided one door will be located in the first 240,000 square feet of the Warehouse Premises and one door will be located in the remaining 250,000 square feet of the Warehouse Premises)

          - 56 docks will be equipped with (a) Rite Hite HD1700STL 7'X 8' 35,000 lb Hydraulic dock levelers, (b) Frommelt Eliminator Gapmaster 600G dock shelters, (c) Rite Hite RHR600 Dok Lok vehicle restraints with lights; and (d) interior dock spotlights with adjustable fans and dock bumpers (collectively, the "DOCK EQUIPMENT"). Twenty-eight (28) docks containing the Dock Equipment shall be located in the initial 240,000 square feet of Warehouse Premises and the other twenty-eight (28) will be evenly spaced in the remaining 250,000 square feet of the Warehouse Premises (provided Landlord will not unreasonably withhold its consent to Tenant's request for commercially reasonable alternate placement of the levelers). The location of all of the Dock Equipment shall be shown on the Working Drawings.

          - Dock channels and dock bumpers are included at all overhead doors not receiving dock equipment.

     9.   SPRINKLER:

          - ESFR system with 75 psi designed to the requirements of NFPA 231 C and applicable local codes

B. ALLOWANCE ITEMS: The Landlord will provide the following items at Landlord's sole cost and expense, not to exceed a total Allowance of $648,000.00, as described in the Work Letter to which this Exhibit D-1 is attached. The total Allowance may be used for any of the listed items and any excess Allowance for one or more items may be used to pay for other items so long as the total $648,000.00 Allowance is not exceeded. The following items may be supplemented and expanded by Tenant's plans and specifications. Tenant shall pay for all costs in excess of the total Allowance for the following items:

     1. MAINTENANCE PREMISES OFFICE ($20,500.00 ALLOWANCE WHICH IS BASED UPON $10,500 FOR 300 SF OFFICE AND $10,000 FOR EQUIPMENT WASH STATION):

          -      300 SF office within the 2,000 SF caged maintenance area.

          -      Equipment wash station.

     2.   SHIPPING OFFICE ($87,500.00 ALLOWANCE):

          - 2,500 square foot shipping office to be located on the dock wall across from the main office. The allowance has been based on a standard finish for the following specifications:

                 - one (1) 10X12 private office, open area for three (3) cubicles, with a dividing wall possessing a counter and sliding glass to the trucker's lounge, an area large enough for two 6-person tables, vending machines and one (1) unisex restroom, with vinyl floor tile at office and restroom floors and ceramic tile up to four
                         (4) feet at restroom.

                 - one (1) men's restroom and one (1) women's restroom for fifty (50) employees with an 80-female /20-male gender split with vinyl floor tile, ceramic tile up to four
                         (4) feet high on restroom walls and industrial grade hand washing stations.

     3.   MAIN OFFICE AREA ($525,000 ALLOWANCE):

          - Approximately 15,000 square foot two-story main office area including approximately 5,000 square foot mezzanine with two-story glass and an entrance atrium. The allowance has been based on a standard finish for the following specifications:

                 -       three (3) 12'X14' and eight (8) 10'X12' private offices

                 -       open area to accommodate ten (10) 6'X8' cubicle

                 -       one (1) 10'X12' receiving office near the dock area

                 -       secured lobby area

                 -       storage/supplies room - 16'X20'

                 -       training room - 16'X20'

                 -       computer room with "clean" power - 20'X20'

                 -       janitor's room with a deep sink

                 -       eight (8) person conference room

                 -       twenty-five (25) person conference room

                 - break/training room to accommodate seventy-five (75) people with cabinets, sink, refrigerator and vending area, inclusive of lockers along the wall for one-hundred (100) people

                 - one (1) men's restroom and one (1) women's restroom for thirty (30) employees in the office with an 80/20 gender split, both with vinyl tile floors and ceramic tile walls up to four (4) feet

                 - interior full height drywall partitions with a latex paint finish, wall covering in the reception area. Colors to be selected by Tenant

                 - 2' X 4' acoustical, lay-in panels in exposed grid at the 9'0" ceiling height

                 - 3'0" X 7'0" solid core doors with stain finish in hollow metal door frames with floor-mounted door stops and passage hardware with 2 locksets

                 - minimum of 28-oz. level loop carpet of nylon fiber with 4" vinyl base with direct glue-down vinyl tile in the restrooms, storage/supplies room, miscellaneous room, shipping office and break/training room

                 - 2' X 4' fluorescent fixture with parabolic lenses to provide a light level equal to AN AVERAGE of 75 foot candles maintained over desk area at 30" above finished floor

                 - HVAC equipment proposed to comfortably heat and air condition the offices for cooling to 75 DEG. F when 95 DEG. F outside or for heating to 72 DEG. F when 0 DEG. F outside

     4.   GUARD SHACK ($15,000.00 ALLOWANCE):

           -     Open guard shack at main entrance


C. AMORTIZED ITEMS NOT INCLUDED IN TENANT IMPROVEMENTS. The following items are not being provided at this time but may be requested by Tenant after the Contraction Option has expired or been irrevocably waived by Tenant, all of which shall be constructed by Landlord at Tenant's sole expense or amortized as set forth in Section 1.d. of the Lease:

     1.   PARKING:

           - Additional employee and trailer parking as more particularly described in the Lease

     2.   HVAC:

           -     HVAC in the Warehouse Premises

           - Electrical service upgrades and distribution associated with HVAC in the Warehouse Premises

     3.   RESTROOMS:

           - One (1) men's restroom and one (1) women's restroom for up to 200 additional employees with secured entrance area and an 80/20 gender split, both with vinyl tile floors, ceramic tile walls up to four (4) feet, industrial grade hand washing stations and two (2) showers per restroom.

D. LANDLORD IMPROVEMENTS (NOT SUBJECT TO AN ALLOWANCE, REIMBURSEMENT BY TENANT OR AMORTIZATION).

          - Based on the square footage in the Warehouse Premises in excess of 240,000 square feet retained after the Contraction Option date, Landlord will provide lighting for:

                   (a) up to 60% of the additional space remaining in the Warehouse Premises (excluding office areas) consisting of 400 watt metal halide fixtures to provide an average 35-foot-candles at 30" above the finished floor based on a RACKED FLOOR PLAN; and
                   (b) up to 20% of the space remaining in the Warehouse Premises (excluding office areas) consisting of 400 watt metal halide light fixtures to provide 50 foot candles at 30" above the finished floor based on an OPEN FLOOR PLAN.

          - Tenant shall (at Tenant's sole cost prior to the commencement of the installation of the lighting by Landlord) clear all work areas to accommodate equipment necessary for the installation of the required lighting.

                                    EXHIBIT E

                        ACCEPTANCE OF PREMISES MEMORANDUM

1.   PARTIES


     This Exhibit is attached to and made a part of that certain Lease Agreement (the "LEASE") dated as of January 17, 2003 by and between Eagle Trade Center, L.L.C.,, a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the premises known as Suite 100 (the "Premises"), Eagle's Landing Trade Center 3, Stockbridge, Henry County, Georgia.

2.   RECITALS


     The Commencement Date, as defined in the Lease, has now been determined by Landlord and Tenant as well as the date of the expiration of the term. The purpose is to set forth such dates and to provide for Tenant's acceptance of the Premises.

3.   DATES

     In accordance with ARTICLE 1 of the Lease, Landlord and Tenant agree that the Term of the Lease has commenced and shall expire on the following dates:

          Lease Commencement Date:  ___________________________________

          Lease Expiration Date:    ___________________________________

4.   ACCEPTANCE OF PREMISES

     Tenant accepts the Premises in the condition existing as of the Commencement Date and acknowledges and agrees that all work required to be performed by Landlord pursuant to the "WORK LETTER" attached to the Lease as EXHIBIT D has been completed by Landlord in full compliance with EXHIBIT D and to the satisfaction of Tenant.

5.   MISCELLANEOUS

     A.   Effect:

          Except to the extent this Lease has been modified by this EXHIBIT E to the Lease, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect.

     B.   Defined Terms:

          The defined terms used in this EXHIBIT E to the Lease, as indicated by the first letter of a word being capitalized, shall have the same meaning in this EXHIBIT E as such terms and provisions have in the Lease.

7.   EXECUTION

     This Exhibit has been executed and shall be deemed effective as of the date first written above.

LANDLORD:                                       TENANT:


EAGLE TRADE CENTER, L.L.C.,, a Delaware         The William Carter Company
limited liability company                       a Massachusetts corporation

By: AmberJack, Ltd, an Arizona corporation,
    Its Managing Member                         By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------
                                                Date:
                                                      --------------------------
       By:
           --------------------------------
       Name:                                    Attest:
             ------------------------------             ------------------------
       Title:                                   Name:
              -----------------------------           --------------------------
       Date:                                    Title:
             ------------------------------            -------------------------
                                                Date:
                                                      --------------------------
       Attest:
               ----------------------------
       Name:
             ------------------------------
       Title:
              -----------------------------
       Date:
            -------------------------------

                                    EXHIBIT F

              ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use of hazardous substances on the Premises. Prospective tenants should answer the questions in light of their proposed operation on the Premises. Existing tenants should answer the questions as they relate to on-going operations on the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. All statements are made to the best of the actual knowledge of Tenant, provided Tenant represents that the undersigned is the officer and employee of The William Carter Company most likely to have knowledge of the facts represented in this Questionnaire. As used in this Environmental Questionnaire and Disclosure Statement, the phrase "TENANT'S ACTUAL CURRENT KNOWLEDGE" or similar phrase shall mean the actual current knowledge of the undersigned and duly authorized officer of The William Carter Company. The undersigned individual shall have no personal liability related to this Questionnaire.

1.   GENERAL INFORMATION

        Name of Responding Company: ____________________________________________

        Check the Applicable Status:  Prospective Tenant      Existing Tenant

        Mailing Address: _______________________________________________________
                         _______________________________________________________

        Contact Person:  _______________________________________________________
        Title:           _______________________________________________________

        Telephone Number: (____)____________________

        Address of Leased Premises:_____________________________________________

        Length of Lease Term: __________(___) Years and _________(____) Months

        Describe the proposed operation to take place on the property, including principal products manufactured or services to be conducted. Existing Tenants should describe any proposed changes to on-going operations.

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

2.      STORAGE OF HAZARDOUS MATERIALS

        2.1   Will any hazardous materials be used or stored on-site?

              Wastes:                  Yes        No
              Chemical Products:       Yes        No

        2.2 Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g. 55 gallon drums on concrete pad).

3.      STORAGE TANKS & SUMPS

        3.1 Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or sumps proposed on the premises?

              Yes      No

              If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any Permits obtained for the storage of such substances.

              __________________________________________________________________

              __________________________________________________________________

3.      WASTE MANAGEMENT

        3.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

              Yes      No

        3.2 Has your company filed a biennial report as a hazardous waste generator?

              Yes      No

        3.3 Attach the list of the hazardous waste, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

        3.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

              __________________________________________________________________

              __________________________________________________________________

        3.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

              __________________________________________________________________

        3.6 Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

              Yes      No

              If yes, please describe any existing or proposed treatment methods.

              __________________________________________________________________

              __________________________________________________________________

        3.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.      WASTEWATER TREATMENT/DISCHARGE

        4.1   Do you discharge wastewater to:

              _____ storm drain?             _____ sewer?

              _____ surface water?           _____ no industrial discharge

        4.2   Is your wastewater treated before discharge?

              Yes      No

              If yes, describe the type of treatment conducted.

              __________________________________________________________________

        4.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

5.      AIR DISCHARGES

        5.1 Do you have any air filtration systems or stacks that discharge into the air?

              Yes      No

        5.2 Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

              _____ Spray booth
              _____ Dip tank
              _____ Drying oven
              _____ Incinerator
              _____ Other (Please Describe)
              _____ No Equipment Requiring Air Permits

        5.3   Are air emissions from your operations monitored?

              Yes      No

              If so, indicate the frequency of monitoring and a description of the monitoring results.

              __________________________________________________________________

        5.4 Attach copies of any air emissions permits pertaining to your operations on the premises.

6.      HAZARDOUS MATERIALS DISCLOSURES

        6.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallon, or 200 cubic feet?

              Yes      No

        6.2 Has your company prepared a hazardous materials management plan ("BUSINESS PLAN") pursuant to local County/City Fire Department requirements?

              Yes      No

        If so, attach a copy of the business plan.

        6.3 Describe the procedures followed to comply with OSHA Hazard Communication Standard requirements.

              __________________________________________________________________

              __________________________________________________________________

7.      ENFORCEMENT ACTIONS, COMPLAINTS

        7.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

              Yes      No

              If so, describe the actions and any continuing compliance obligations imposed as a result of these actions?

        7.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

              Yes      No

        7.3 Have there ever been, or are there now pending, any material lawsuits against the company regarding any material environmental concerns?

              Yes      No

        7.4 Has an environmental audit ever been conducted at your company's current facility?

              Yes      No

              If so, discuss the results of the audit.

              __________________________________________________________________

              __________________________________________________________________

        7.5 Have there been any problems or complaints from neighbors at the company's current facility regarding material environmental concerns?

              Yes      No

8.      REPRESENTATIONS

        8.1 To Tenant's actual current knowledge, are there any Hazardous Materials (as defined in Section 24 of the Lease) present on or in the Project that would have an adverse effect on any occupants of the Project?

              Yes      No

              If so, describe the actions and any continuing compliance obligations imposed as a result of these actions?


The William Carter Company,
a Massachusetts corporation

By:
    --------------------------------------------
Name:
      ------------------------------------------
Title:
       -----------------------------------------
Date:
      ------------------------------------------

                                    EXHIBIT G

                              INTENTIONALLY DELETED

                                    EXHIBIT H

                              RULES AND REGULATIONS

                                  (INDUSTRIAL)

This Exhibit is attached to and made a part of that certain Lease Agreement dated January 17, 2003 by and between eagle Trade Center, L.L.C., a Delaware limited liability company, as "LANDLORD", and The William Carter Company, a Massachusetts corporation, as "TENANT", for the Premises known as Eagle's Landing Trade Center 3, Stockbridge, Henry County, Georgia.

Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall that may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the REASONABLE right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephone, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing, offices or the storage of merchandise except as the same may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The

     Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping of for any immoral or illegal purposes.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. Neither Tenant nor any of Tenant's agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.

10. No animals, except service animals, shall be permitted at any time within the Premises.

11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the Business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

13. All equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No equipment of any type shall be placed in the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

14. All furniture, equipment and freight shall be moved in and out of the Building in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area. Landlord will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause.

15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord

16. No aerial antenna shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay all of Landlord's costs associated with such removal.

17. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, reasonably neat and reasonably clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash containers. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance. Pallets may not be stacked or placed outside the Premises or disposed of in the trash containers or enclosures. The burnings of trash, refuse or waste material is prohibited.

18. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such, intervals as Landlord may require.

19. Tenant shall re-key the Premises immediately following the Commencement Date and deliver two (2) copies of each key to Landlord. During the Term of the Lease, Tenant shall be responsible for the keys and security for the Premises. Upon the termination or early expiration of this Lease, Tenant shall immediately deliver all keys to the Premises and any locks therein to Landlord.

20. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right, but not the duty, to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

21. Tenant agrees to comply with all such Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "OPERATOR," "ASSOCIATION" or "DECLARANT" under any Restrictions may serve a three (3) day notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

22. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

23. Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.

                                    EXHIBIT I

                        FORM OF CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "AGREEMENT"), dated as of ____________, is entered into by THE WILLIAM CARTER COMPANY, a Massachusetts corporation ("TENANT"), and ___________________________________ ("AUDITOR"), for the benefit of EAGLE TRADE CENTER, L.L.C., a Delaware Limited Liability Company
("LANDLORD").

                        W I T N E S S E T H  T H A T:

WHEREAS, in connection with that certain Lease (the "LEASE") dated as of January 17, 2003, between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord's books and records pertaining to Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant's audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant's audit right and in consideration of payment by Tenant for Auditor's services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1. Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non-public, confidential and/or proprietary information relating to Landlord, its business operations and the Building, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Building for any reason other than Tenant's audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2. Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Operating Costs, the Building and the business operations of Landlord (the "Confidential Information").

3. Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

4. The phrase "to keep confidential," as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Building, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease, except in connection with the litigation, arbitration or other proceeding between Landlord and Tenant.

5. Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to disclose Confidential Information in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

6. Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7. Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9. This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10. This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Georgia, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in Henry County, Georgia, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Henry County, Georgia.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

                                     TENANT:

                                     The William Carter Company,
                                     a Massachusetts corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                            ------------------------------------
                                     Date:
                                           -------------------------------------


                                     AUDITOR:

                                     -------------------------------------------
                                     a
                                      ------------------------------------------


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                            ------------------------------------
                                     Date:
                                           -------------------------------------

                                    EXHIBIT J

                             ARBITRATION PROVISIONS

     If Landlord or Tenant submits a notice to the other (an "ARBITRATION NOTICE") to determine any matter that may be arbitrated pursuant to the terms of the Lease, the issue(s) stated in such notice (and any additional issues raised by the other party in its response to the first notice) shall be settled by arbitration in accordance with the provisions below (the "ARBITRATION PROCEDURE"):

     a.   SELECTION OF INITIAL ARBITRATORS/QUALIFICATIONS OF ARBITRATORS.

          (i) SELECTION OF INITIAL ARBITRATORS. Landlord and Tenant shall, within five (5) business days after the date on which the party requesting arbitration delivers the Arbitration Notice to the other party, each appoint an arbitrator and within five (5) business days thereafter, the two arbitrators shall select a third arbitrator. If either party fails to appoint an arbitrator within the required period the other party's arbitrator shall select two (2) additional arbitrators. If the two arbitrators are unable to agree upon a third arbitrator within said five (5) business day period, the third arbitrator shall be appointed as soon as reasonably possible thereafter by the American Arbitration Association's office in Atlanta, Georgia (or any successor organization, or if no successor organization shall then exist, by a civil district court of competent jurisdiction located in Henry County, Georgia).

          (ii) QUALIFICATIONS OF ARBITRATORS. The arbitrator shall be a licensed commercial real estate broker or a licensed Georgia attorney and shall have been actively and continuously engaged in leasing transactions involving over 2,000,000 rentable square feet of industrial space in the Atlanta, Georgia area for the immediately preceding ten (10) year period) and shall be familiar with the issues relating to office space and shall be familiar with the issues relating to the dispute that is subject to the arbitration under this Lease.

          (iii) DELIVERY OF ARBITRATION PROVISIONS. Landlord and Tenant shall deliver to the arbitrators a copy of this Exhibit J and each such arbitrator shall be required to sign a statement that acknowledges their receipt of this Exhibit J and deliver the statement to Landlord and Tenant.

     b. DELIVERY OF PROPOSAL AND EVIDENCE. Within five (5) business days following the selection of the initial arbitrators pursuant to paragraph (i) preceding, each party shall have the right to submit to such arbitrators such party's proposed terms (each proposal, a "PROPOSAL"), together with reasonable evidence supporting such Proposal. The arbitrators shall not be required to disclose to Landlord or Tenant the factors that the arbitrators took into consideration to determine the dispute or the weight they gave to all or any of such factors presented by either party to the dispute. The arbitrators shall consider the Proposal submitted by Landlord and the Proposal submitted by Tenant and shall be required to accept one of the Proposals to resolve the dispute. The arbitrators shall have the authority to request additional facts or evidence from each of the parties and, if such arbitrators so require, a hearing to present the same, BUT THE ARBITRATORS SHALL NOT ENGAGE IN THEIR OWN FACT-FINDING.

     c. ARBITRATION PROCESS. Within fifteen (15) days after the three arbitrators accept appointment, the arbitrators shall make the sole determination of the resolution of the dispute by selecting one party's position and their determination shall be final, binding on the parties and non-appealable.

          (i) ISSUANCE OF DECISION. The arbitrators shall execute and acknowledge their decision in writing and deliver a copy thereof to each of the parties personally or by registered or certified mail, return receipt requested within two (2) days after the arbitration decision is made.

          (ii) EXTENSION OF TIME PERIODS. By agreement in writing, Landlord and Tenant may extend the time periods set forth in this Section.

          (iii) ARBITRATOR'S FAILURE TO PERFORM OR RESIGNATION. If a selected arbitrator subsequently fails, refuses or is otherwise unable to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. The parties shall use all reasonable efforts to select all arbitrators within five (5) days after the delivery of the Arbitration Notice.

          (iv) FINAL AND BINDING DETERMINATION. The decision of an arbitrator or arbitrators pursuant to preceding clauses of this Section shall be final and binding on the parties and non-appealable.

          (v) EXPENSES OF ARBITRATION. The non-prevailing party shall pay the costs of the arbitrators and of the arbitration procedure, including, without limitation all reasonable attorneys' and paralegals' fees and expenses incurred in connection with the arbitration and any negotiation between Landlord and Tenant that preceded the negotiation.

                                    EXHIBIT K


                              INTENTIONALLY DELETED

                                    EXHIBIT L


                              OWNER'S TITLE POLICY

                                    EXHIBIT M


                         LANDLORD CONSTRUCTION CONTACTS

   CONTACT NAME        TELEPHONE NO.     MOBILE NO.        FAX NO.         E-MAIL ADDRESS
---------------------------------------------------------------------------------------------
1.  John Warren        770-449-5622     404-587-6562    770-777-2008    jwarren@myrickre.com

2.  Jerry Penson       770-449-5622     678-525-8433    770-777-2008    jpenson@myrickre.com

                          TENANT CONSTRUCTION CONTACTS

   CONTACT NAME        TELEPHONE NO.     MOBILE NO.        FAX NO.         E-MAIL ADDRESS
---------------------------------------------------------------------------------------------
1.  Mark Paupe         770-228-0934                     770-227-1744    Mark.paupe@carters.com

2.  Paul Bess          770-228-0930                     770-227-1744    Paul.bess@carters.com

                                    EXHIBIT N


                                 PARKING SPACES

--------------------------------------------------------------------------------
           Space above line intentionally blank for recorder's office.

                                    EXHIBIT O

After recording,
please return to:

Denise C. McWatters
3232 Rosedale Avenue
Dallas, Texas 75205


STATE OF GEORGIA  )

COUNTY OF HENRY   )


                           SHORT FORM LEASE AGREEMENT
                AND NOTICE OF RIGHT OF FIRST REFUSAL TO PURCHASE

     This SHORT FORM LEASE AGREEMENT (this "Lease"), dated as of _________, 2003, by and between Eagle Trade Center, L.L.C., a Delaware limited liability company ("Landlord"), party of the first part, and The William Carter Company, a Massachusetts corporation ("Tenant"), party of the second part;

                              W I T N E S S E T H:

     Landlord hereby leases to Tenant, and Tenant leases from the Landlord, for a term commencing on the date this Lease is executed and ending at 5:00 p.m. Georgia time on the date which is eight four (84) months from the Commencement Date, as more particularly set forth in the Long-Form Lease, upon the terms and conditions set forth in the Lease Agreement (the "LONG-FORM LEASE"), dated as of the date hereof, by and between the Landlord and Tenant, covering the land described in Exhibit A hereto and a portion of the building, improvements, and building fixtures located and to be located thereon (collectively called the "PREMISES"), as more particularly described in the Long-Form Lease. The Long-Form Lease and all terms and provisions thereof are hereby incorporated herein by this reference as if set forth in full herein. All capitalized terms utilized herein shall have the meaning ascribed thereto in the Long-Form Lease.

     Without limitation, the Long-Form Lease contains provisions that, subject to the condition that Tenant's rights under the Long-Term Lease not be disturbed so long as Tenant is not in default under the Lease, (1) the Long-Term Lease is subordinate to any mortgage placed upon the subject property and (2) Tenant will attorn to any such Mortgagee. The terms and conditions of the non-disturbance, subordination and attornment agreement are more particularly described in the Long-Form Lease.

     The Long-Form Lease also contains a right of first refusal for the purchase of the subject building, which right is more particularly described in the Long-Form Lease.

     IN WITNESS WHEREOF, LANDLORD HAS EXECUTED THIS LEASE, UNDER SEAL, BY ITS DULY AUTHORIZED OFFICERS; AND TENANT HAS EXECUTED THIS LEASE, UNDER SEAL, BY ITS DULY AUTHORIZED OFFICERS.
                                       LANDLORD:

Signed, sealed and delivered           EAGLE TRADE CENTER, L.L.C.,
on the ____ day of _________,          A DELAWARE LIMITED LIABILITY COMPANY
______ in the presence of:

                                       By:      AmberJack, Ltd., an Arizona
                                                corporation
                                                Its managing Member
---------------------
Unofficial Witness

                                                By:
                                                        ----------------------
                                                Name:
                                                        ----------------------
                                                Title:
                                                        ------------------------
                                                Date:
                                                        ------------------------

                                                Attest:
                                                        ----------------------
                                                Name:
                                                        ----------------------
                                                Title:
                                                        ------------------------
                                                Date:
                                                        ------------------------


                                       Attest:
---------------------                           ----------------
Notary Public                          Name:
                                                ----------------
                                       Title:
                                                ----------------
Commission Expiration Date:            Date:
                                                ----------------

---------------------
                                       [CORPORATE SEAL]
[NOTARY SEAL]

                                       TENANT:


Signed, sealed and delivered           THE WILLIAM CARTER COMPANY,
on the ____ day of _________,          A MASSACHUSETTS CORPORATION
______ in the presence of:

                                                By:
                                                        ----------------------
---------------------                           Name:
Unofficial Witness                                      ----------------------
                                                Title:
                                                        ------------------------
                                                Date:
                                                        ------------------------

                                                Attest:
                                                        ----------------------
                                                Name:
                                                        ----------------------
                                                Title:
                                                        ------------------------
                                                Date:
                                                        ------------------------


                                       Attest:
---------------------                           ----------------
Notary Public                          Name:
                                                ----------------
                                       Title:
                                                ----------------
Commission Expiration Date:            Date:
                                                ----------------

---------------------
                                       [CORPORATE SEAL]
[NOTARY SEAL]

                                    EXHIBIT A

TRACT I:

All that certain tract or parcel of land lying and being in Land Lot 1, 12th District, Henry County, Georgia, being more particularly described as follows:

To find the true point of beginning, commence at the point of intersection of the Northeasterly right of way line of Eagle's Landing Parkway (200' r/w) and the Northwesterly right of way line of the Norfolk Southern Railroad (150' r/w); thence, running with the aforesaid right of way line of Eagle's Landing Parkway in a generally Northeasterly direction 440.71 feet to an 1/2" iron pin set at the true point of beginning; thence, leaving the aforesaid true point of beginning

     5. 639.58 feet along the arc of a curve deflecting to the right and having a radius of 1173.24 feet and a chord bearing and distance of North 59 DEG. 33' 40" East 631.69 feet to a 1/2" iron pin found; thence, leaving the aforesaid right of way line of Eagle's Landing Parkway
     6.   South 35 DEG. 26' 53" East, 624.86 feet to a 1/2" iron pin found;
          thence
     7.   South 51 DEG. 39' 00" West, 536.35 feet to a 1/2" iron pin set; thence
     8. North 42 DEG. 59' 19" West, 713.34 feet to a 1/2" iron pin set at the point of beginning, containing 405,585 square feet or 9.31 acres of land.

TRACT II:

All that tract or parcel of land lying and being in Land Lot 1, 12th District and Land Lot 16, 6th District, Henry County, Georgia.

BEGINNING at a 1/2" rebar found on the Southerly r/w line of Eagle's Landing Parkway (200' r/w) at a point which is 1080.45 feet Easterly along the Southerly r/w line of Eagle's Landing Parkway from its intersection with the Northerly r/w line of Norfolk and Southern Railroad (150' r/w at this point), and running thence along a curve to the right having an Arc length of 308.12 feet along the right of way of Eagle's Landing Parkway, said curve having a radius of 1173.24 feet with a chord distance of 307.24 feet with a chord bearing of North 82 DEG. 44' 42" East; thence South 89 DEG. 43' 59" East a distance of 841.61 feet along the right of way of Eagle's Landing Parkway to an iron pin; thence leaving said Road r/w South 67 DEG. 43' 46" East a distance of 334.78 feet to a point; thence South 60 DEG. 44' 53" West a distance of 804.97 feet to an iron pin; thence South 03 DEG. 20' 56" East a distance of 403.75 feet to an iron pin; thence South 42 DEG. 33' 57" East a distance of 448.46 feet to a point; thence South 45 DEG. 39' 03" West a distance of 492.64 feet to an iron pin located on the Northeasterly r/w line of the Norfolk and Southern Railroad right of way (250' r/w at this point); thence North 64 DEG. 24' 05" West a distance of 459.67 feet to an iron pin; thence South 25 DEG. 35' 55" West along the Westerly r/w line of said Norfolk and Southern Railroad r/w line 50.00 feet to an iron pin located on the Northerly r/w line of said Norfolk and Southern Railroad r/w line (150' r/w at this point); thence along a curve to the right having an Arc length of 351.34 feet in the Norfolk and Southern right of way, with a radius of 2128.68 feet with a chord distance of 350.95 feet with a chord bearing of North 59 DEG. 40' 23" West to an iron pin; thence continuing along said r/w line North 54 DEG. 56' 40" West a distance of 350.44 feet to a 1/2" rebar found; thence leaving said Railroad r/w North 51 DEG. 39' 00" East a distance of 841.35 feet to an iron pin; thence North 35 DEG. 26' 53" West a distance of 624.86 feet to a 1/2" rebar found and the POINT OF BEGINNING, containing 30.61 Acres, more or less.

                         EXHIBIT "B" TO SHORT FORM LEASE


                         [ATTACH FLOOR PLAN OF PREMISES]

                                  Page 4 of 100